UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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TOMOTHERAPY INCORPORATED
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  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2008
Proxy Statement and Annual Meeting Notice

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held May 1, 2008

The Annual Meeting of the Shareholders of TomoTherapy Incorporated (the “Company”) will be held at 10 a.m. C.D.T. on May 1, 2008, at the Company’s administrative offices located at 1212 Deming Way, Madison, Wisconsin, 53717, for the following purposes:

1. To elect four directors to the Board of Directors;

2. To ratify the appointment of Grant Thornton LLP as TomoTherapy’s independent registered public accounting firm for the fiscal year ending December 31, 2008; and

3. To consider and act upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only holders of common stock of TomoTherapy Incorporated of record at the close of business on March 3, 2008, will be entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

Details regarding the business to be conducted are more fully described in the accompanying proxy materials.

It is important that your shares be represented and voted at the meeting. You may vote your shares by means of a proxy form using one of the following methods:

1. Electronically on the Internet, or

2. By telephone, or

3. By signing and dating the proxy/voting instruction card enclosed in this package and returning it in the postage prepaid envelope that is provided.

For detailed information regarding voting instructions, please refer to the section entitled “General Information — How do I vote my shares?” and “— How do I vote in person at the Annual Meeting?” on page 4 of the Proxy Statement. You may revoke a previously delivered proxy at any time prior to the Annual Meeting. The giving of such proxy does not affect your rights to vote in person if you attend the meeting.

We encourage you to complete and submit your proxy electronically or by telephone as a means of reducing the Company’s expenses related to the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Shawn D. Guse
Vice President, Secretary, and General Counsel

Madison, Wisconsin
March 19, 2008

YOUR VOTE IS IMPORTANT.

WHETHER OR NOTE YOU PLAN TO ATTEND THIS MEETING, PLEASE PROMPTLY SUBMIT A PROXY, EITHER BY INTERNET, BY TELEPHONE, OR BY MAIL.

GENERAL INFORMATION

This proxy statement is furnished to our shareholders in connection with the solicitation of proxies by our Board of Directors for use at our Annual Meeting of Shareholders, to be held at 10 a.m. C.D.T. on May 1, 2008, at the Company’s administrative offices located at 1212 Deming Way, Madison, Wisconsin, 53717. This proxy statement and the proxy card, together with a copy of our Annual Report on Form 10-K for our fiscal year ended December 31, 2007, is first being mailed to our shareholders on or about March 26, 2008.

Q.	Why am I receiving these materials?

A.	We sent you this Proxy Statement and the enclosed proxy card because TomoTherapy’s Board of Directors is soliciting your proxy to vote at the 2008 Annual Meeting of Shareholders taking place May 1, 2008. This Proxy Statement summarizes the information you need to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. You may simply vote by Internet, telephone or by signing and returning the enclosed proxy card.

Q.	What am I voting on?

A.	There are two proposals schedule to be voted on at the Annual Meeting:

• The election of four directors, three for a three-year term and one for a one-year term;

• The ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

Q.	What is the voting recommendation of our Board of Directors?

A.	TomoTherapy’s Board of Directors recommends that you vote your shares “FOR” all four of the nominees for the Board of Directors, and “FOR” the ratification of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

Q.	Who is entitled to vote?

A.	Only common shareholders of record as of the close of business on March 3, 2008 are entitled to vote at the Annual Meeting. As of the record date, 50,087,364 common shares of TomoTherapy Incorporated were issued and outstanding. Each shareholder is entitled to one vote per share. The proxy card indicates the number of shares which you are entitled to vote.

Q.	What is the difference between a shareholder of record and a “street name” holder?

A.	Most shareholders of TomoTherapy hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned in street name.

Shareholder of Record

If your shares are registered directly in your name with Wells Fargo Bank, N.A., our transfer agent, or ComputerShare Trust Company, N.A., the agent for our employee stock purchase plan, you are considered the shareholder of record for those shares. As the shareholder of record, you have the right to grant your voting proxy directly to TomoTherapy or to vote in person at the Annual Meeting. You may vote via the Internet, by telephone or by signing and submitting the enclosed proxy card.

Street Name Holder

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares, and your shares are said to be held in “street name.” These proxy materials are being forwarded to you by your broker or nominee, who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to vote your shares and are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may only vote these shares in person at the Annual Meeting if you follow the instructions described below under the heading “How do I vote in person at the Annual Meeting?” You may also vote on the Internet or by telephone.

Q.	How do I vote my shares?

A.	If you hold your shares in your own name as a shareholder of record, you may vote your shares either in person at the meeting or by proxy. For detailed information regarding voting in person, please refer to the section entitled “General Information — How do I vote in person at the Annual Meeting?” on page 4 of the Proxy Statement.

To vote by proxy, please vote your shares either over the Internet or by telephone by following the instructions indicated on the enclosed proxy card or through the mail by marking, dating, signing and mailing the enclosed proxy card in the postage-prepaid envelope. Giving a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person — by voting in person you automatically revoke your proxy. If you vote by proxy, the individuals named as proxyholders will vote your shares as you instruct. If you vote your shares over the telephone, you must select a voting option (“For” or “Withheld” (for directors) or “For,” “Against” or “Abstain” (for Proposal Two)) in order for your proxy to be counted. If you validly vote your shares over the Internet or by mail but do not provide any voting instructions, the individuals named as proxyholders will vote your shares FOR the election of the nominees for director, and FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2008. If any other matter is presented at the Annual Meeting, your proxy will vote in accordance with his best judgment. At the time this was printed, we knew of no matters that needed to be acted on at the Annual Meeting other than those discussed in this Proxy Statement.

Q.	What is the deadline for submitting a proxy?

A.	In order to be counted, proxies submitted by telephone or the Internet must be received by 11:59 p.m. Central Time on April 30, 2008. Proxies submitted by mail must be received on May 1, 2008 prior to the start of the Annual Meeting.

Q.	May I vote by telephone or via the Internet?

A.	Yes. Instead of submitting your vote by mail on the enclosed proxy card, you may vote via the Internet or by telephone. There are separate Internet and telephone arrangements depending on whether you are a shareholder of record or a beneficial owner holding your shares in “street name.”

Whether or not you plan to attend the Annual Meeting, we urge you to vote. Voting in advance will not affect your right to attend the Annual Meeting and to change your vote.

Q.	May I revoke my proxy?

A.	You may revoke your proxy by doing any of the following:

• Send in another signed proxy with a later date;

• Vote again by telephone or Internet (your latest telephone or Internet proxy is the one that will be counted);

• Send a letter revoking your proxy to TomoTherapy’s Corporate Secretary at 1240 Deming Way, Madison, Wisconsin, 53717; or

• Attend the Annual Meeting and vote in person.

Q.	How do I vote in person at the Annual Meeting?

A.	You may vote shares held directly in your name as the shareholder of record in person at the Annual Meeting. If you choose to vote your shares in person at the Annual Meeting, please bring the enclosed proxy card or government-issued picture identification. Even if you plan to attend the Annual Meeting, TomoTherapy recommends that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

Shares beneficially owned and held in “street name” may be voted in person by you only if you obtain a signed legal proxy from the shareholder of record giving you the right to vote the shares. If your shares are held in the name of your broker, bank, or other nominee, you must bring to the Annual Meeting an account statement or letter from the broker, bank or other nominee indicating that you are the owner of the shares and a signed proxy from the shareholder of record giving you the right to vote the shares. The account statement or letter must show that you were beneficial owner of the shares on March 3, 2008.

Q.	What votes need to be present to hold the Annual Meeting?

A.	We need a majority of the shares of TomoTherapy common stock outstanding on March 3, 2008 to be present, in person or by proxy, to hold the Annual Meeting.

Q.	What vote is needed?

A. Proposal One: Election of Directors
You may vote “FOR” all director nominees, “WITHHELD” for all director nominees, or “FOR” all director nominees except those specifically marked. A properly executed proxy marked “WITHHELD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Proposal Two: Ratify Selection of Independent Auditors
Shareholder ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008 is not required by law or by governing instruments. However, our Board of Directors is submitting the selection of Grant Thornton LLP to our shareholders for ratification as a matter of good corporate governance and practice. The ratification of the appointment of Grant Thornton LLP requires a majority of the votes cast. You may vote either “FOR” or “AGAINST” ratification of the appointment, or you may abstain. A properly executed proxy marked “ABSTAIN” with respect to the ratification of the appointment will not be voted with respect to such ratification, although it will be counted for purposes of determining both whether there is a quorum and the total number of votes cast with respect to the proposal.

Q.	How are votes counted?

A.	Your vote may be cast “FOR” or “WITHHELD” for Proposal One, and “FOR,” “AGAINST” or “ABSTAIN” for Proposal Two. If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendation of the Board of Directors.

Q.	Who is paying for this solicitation?

A.	We will pay the cost of solicitation of proxies, including preparing, assembling, printing, mailing, and distributing these proxy materials, and any additional solicitation material that TomoTherapy may provide to shareholders. Our officers, directors, and employees will not receive additional compensation for these solicitation activities.

We do not expect any matters other than those listed in this Proxy Statement to come before the Annual Meeting. If any other matter is presented, your proxy gives the individuals named as proxyholders the authority to vote your shares to the extent authorized by Rule 14a-4(c) under the Securities Exchange Act of 1934 (which includes matters that the proxyholders did not know were to be presented at least 60 days before the anniversary of the mailing of last year’s proxy statement).

Shareholder Proposals for the 2009 Annual Meeting

For a shareholder proposal to be considered for inclusion in our proxy statement for the annual meeting to be held in 2009, the proposal must be in writing and received by our Corporate Secretary at our principal executive offices no earlier than November 26, 2008 and no later than December 26, 2008. If the date of next year’s annual meeting is more than 30 days before or 30 days after the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in our proxy statement will instead be a reasonable time before we begin to print and mail our proxy materials. Shareholder proposals must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, and any other applicable rules established by the Securities and Exchange Commission, or SEC. Our bylaws also specify requirements as to the form and content of a shareholder’s notice of proposal.

Shareholder Nominations of Director Candidates

Any shareholder proposals for director candidates for consideration by our Nominating and Governance Committee and Board of Directors must be in writing and include the nominee’s name and qualifications for board membership and should be directed to our Corporate Secretary at our principal executive offices. Shareholders are advised to review the Guidelines for Selecting Board Candidates attached as Appendix A to the Charter of the Nominating and Governance Committee for more information about the qualifications sought for director candidates. Our bylaws also require that any proposal for nomination of directors include the consent of each nominee to serve as a member of our Board of Directors, if so elected. Shareholders are also advised to review our bylaws, which contain additional requirements with respect to shareholder nominees for our board of directors. In addition, the shareholder must give timely notice to our Corporate Secretary in accordance with the provisions of our bylaws, which require that the notice be received by our Corporate Secretary no earlier than November 26, 2008 and no later than December 26, 2008. If the date of next year’s annual meeting is more than 30 days before or 30 days after the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in our proxy statement will instead be a reasonable time before we begin to print and mail our proxy materials.

PROPOSAL ONE

ELECTION OF DIRECTORS

Our Board of Directors has ten members and is divided into three classes serving staggered three-year terms. At the Annual Meeting, you and other shareholders will elect three individuals to serve as directors for a three-year term that expires at the 2011 Annual Meeting and one individual to serve as a director for a one-year term that expires at the 2009 Annual Meeting. All of the nominees, Thomas Rockwell Mackie, John J. McDonough, Frances S. Taylor, and John J. Greisch, are now members of the Board of Directors.

The individuals named as proxyholders will vote your proxy for the election of the four nominees unless you direct them to withhold your votes for any or all of the nominees. If any nominee becomes unable to serve as a director before the Annual Meeting (or decides not to serve), the individuals named as proxyholders may vote for a substitute.

Below are the names and ages as of February 29, 2008 of these nominees and the other continuing directors, the class in which they serve, their principal occupations, length of service on the Board of Directors, employment for the last five years and directorships they hold in other companies.

Nominees for Election for a Three-Year Term ending with the 2011 Annual Meeting

			Director
Name	Age	Principal Occupation and Business Experience	Since

Thomas Rockwell Mackie, Ph.D.	53	Director and Chairman; Co-founder;	1997
		Professor in the departments of Medical Physics and Human Oncology at the University of Wisconsin since 1987.

John J. McDonough(1)	71	Director; Co-founder and Chairman since	2004
		2001 of McDonough Medical Products Corporation, an independent supplier of medical imaging components and dental x-ray systems located in Lincolnshire, Illinois.

Frances S. Taylor(2)	61	Director; Interim Director of Builders	2006
		World, Inc., a distributor of building materials in Waukesha, Wisconsin, from December 2005 to July 2007. From 1977 to 1998, Ms. Taylor was employed by Bank of America, ultimately serving as Executive Vice President of Bank of America and CEO of BA Asia, Ltd. Ms. Taylor is currently retired and serving on the boards of Oak Financial, Oak Bank, and three non-profit organizations.

Nominee for Election for a One-Year Term ending with the 2009 Annual Meeting

John J. Greisch was appointed by the Board of Directors effective January 31, 2008 to fill the vacancy created by the retirement of Michael J. Cudahy. Mr. Cudahy was in the class of directors with the term expiring at the 2009 Annual Meeting, and Mr. Greisch has been appointed to that class.

			Director
Name	Age	Principal Occupation and Business Experience	Since

John J. Greisch	52	Director; Corporate Vice President and	2008
		President, International of Baxter International Inc. since 2006; Chief Financial Officer of Baxter International Inc. from 2004 to 2006; President of Baxter’s bioscience business in 2004; Vice President of Finance for Baxter’s renal and bioscience businesses from 2002 to 2003; Certified Public Accountant formerly with Price Waterhouse.

Directors Continuing in Office Until the 2009 Annual Meeting

			Director
Name	Age	Principal Occupation and Business Experience	Since

Paul J. Reckwerdt	56	Director; President and Co-founder;	1997
		Researcher at the University of Wisconsin from 1986 to 1999; Co-founded Geometrics Corporation, a radiation treatment planning company.

Carlos A. Perez, M.D.(3)	73	Director; Past President of the American	2005
		Society of Therapeutic Radiation; Professor Emeritus in the Department of Radiation Oncology at Mallinckrodt Institute of Radiology, Siteman Cancer Center, Washington University Medical Center.

Directors Continuing in Office Until the 2010 Annual Meeting

			Director
Name	Age	Principal Occupation and Business Experience	Since

Frederick A. Robertson, M.D.	52	Director; Chief Executive Officer;	2005
		Assistant Professor of Anesthesiology at the Medical College of Wisconsin from 2000 through 2004; President and Chief Executive Officer of GE Marquette Medical Systems from 1998 to 2000, and later the Chief Clinical Officer of GE Medical Systems.

Cary J. Nolan(2)(3)	65	Director; Past President and Chief	2001
		Executive Officer of Picker International from 1989 to 1999; Director of Premier Farnell plc, a distribution company in London, United Kingdom, and of Toshiba Medical Corporation.

Sam R. Leno(1)	62	Director; Chief Financial Officer and	2006
		Executive Vice President of Finance and Information Systems of Boston Scientific Corporation since June 2007; Executive Vice President, Finance and Corporate Services and Chief Financial Officer for Zimmer Holdings, Inc. from 2001 to May 2007.

John P. Neis(1)(2)(3)	52	Director; Co-Founder and Managing Director of Venture Investors LLC since 1994; Director of Venture Investors of Wisconsin, Inc., Deltanoid Pharmaceuticals, Inc., Virent Energy Systems, Inc., Cellectar, Inc. and Wisconsin Technology Council, Inc., all based in Madison, Wisconsin.	1999

(1)	Member of Audit Committee

(2)	Member of Compensation Committee

(3)	Member of Nominating and Governance Committee

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ALL FOUR OF THE ABOVE NOMINEES.

PROPOSAL TWO

RATIFICATION OF THE APPOINTMENT OF
OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Grant Thornton LLP — Grant Thornton — as our independent registered public accounting firm to perform the audit of our consolidated financial statements for fiscal year 2008, and we are asking you and other shareholders to ratify this appointment. Grant Thornton has audited our consolidated financial statements for the fiscal years ending December 31, 2005, 2006 and 2007.

The Audit Committee annually reviews the independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm’s performance. Additionally, the Audit Committee also noted that our Grant Thornton engagement audit partner is subject to regular rotation every five years, with the first rotation occurring after our fiscal year 2010. As a matter of good corporate governance, the Board of Directors, upon recommendation of the Audit Committee, has determined to submit to shareholders for ratification the appointment of Grant Thornton. In the event that a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on Proposal Two do not ratify this appointment of Grant Thornton, the Audit Committee will review its future appointment of Grant Thornton. Even if the selection is ratified, we may appoint a different independent registered public accounting firm during the year if the Audit Committee determines that such a change would be in the best interests of TomoTherapy and its shareholders.

We expect that a representative of Grant Thornton will be present at the Annual Meeting, have an opportunity to make a statement if he or she desires and be available to respond to appropriate questions.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee must pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally requested annually and any pre-approval is detailed as to the particular service, which must be classified in one of the four categories of services. The Audit Committee may also, on a case-by-case basis, pre-approve particular services that are not contained in the annual pre-approval request. In connection with this pre-approval policy, the Audit Committee also considers whether the categories of pre-approved services are consistent with the rules on accountant independence of the Securities and Exchange Commission, or SEC.

Principal Accountant Fees and Services

The following is a summary of the fees billed or to be billed to us by Grant Thornton for professional services rendered for the fiscal years ended December 31, 2007 and 2006:

	2007	2006

Audit fees	$256,482	$147,913
Audit related fees	11,123	11,763
Tax fees	105,345	41,022
All other fees	504,466	3,850

Total	877,416	204,548

Audit Fees.  Consist of fees billed for professional services rendered for the annual audit of our consolidated financial statements and review of the interim consolidated financial statements included in Form 10-Q Quarterly Reports and services that Grant Thornton normally provides in connection with statutory and regulatory filings or engagements.

Audit-Related Fees.  Consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include consultations concerning financial accounting and reporting standards.

Tax Fees.  Consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, assistance with tax reporting requirements and audit compliance, tax planning, and tax consulting.

All Other Fees.  Consist of fees for products and services other than the services reported above. All Other Fees for fiscal year 2007 and 2006 were related to preparation and filing of our initial public offering of common stock on May 8, 2007 and a secondary offering of common stock by certain selling shareholders on October 16, 2007.

The Audit Committee determined that Grant Thornton’s provision of these services, and the fees that we paid for these services, are compatible with maintaining the independence of the independent registered public accounting firm. The Audit Committee pre-approved all services that Grant Thornton provided in fiscal years 2007 and 2006 in accordance with the pre-approval policy discussed above.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2008.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors — the Audit Committee — consists of three directors whose names appear below. Each member of the Audit Committee meets the definition of “independent director” and otherwise qualifies to be a member of the Audit Committee under the Nasdaq listing requirements.

The Audit Committee’s general role is to assist the Board of Directors in monitoring the Company’s financial reporting process and related matters. Its specific responsibilities are set forth in its charter. The Audit Committee reviews its charter at least annually, and did so at the March 10, 2008 Audit Committee meeting.

As required by the charter, the Audit Committee reviewed the Company’s financial statements for the fiscal year 2007 and met with management, as well as representatives of Grant Thornton, LLP, the Company’s independent registered public accounting firm (“Grant Thornton”), to discuss the financial statements. The Audit Committee also discussed with members of Grant Thornton the matters required to be discussed by the Statement on Auditing Standards 61, Communications with Audit Committees.

In addition, the Audit Committee received written disclosures and the letter required by the Independence Standards Board No. 1, Independence Discussions with Audit Committees, and discussed with members of Grant Thornton their independence from management and the Company.

Based on these discussions, the financial statement review and other matters it deemed relevant, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements for the fiscal year 2007 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

Furthermore, in connection with the standards for independence promulgated by the Securities and Exchange Commission, the Audit Committee reviewed the services provided by Grant Thornton, the fees the Company paid for these services, and whether the provision of the services is compatible with maintaining the independence of the independent registered public accounting firm. The Audit Committee deemed that the provision of the services is compatible with maintaining that independence.

The Audit Committee has selected Grant Thornton to be the Company’s independent registered public accounting firm for the fiscal year 2008. In doing so, the Audit Committee considered the results from its review of Grant Thornton’s independence, including (a) all relationships between Grant Thornton and the Company and any disclosed relationships or services that may impact their objectivity and independence, (b) their performance and qualification as an independent registered public accounting firm and (c) the fact that the Grant Thornton engagement audit partner is rotated on a regular basis as required by applicable laws and regulations. As a matter of good corporate governance, the Audit Committee has determined to submit its appointment of Grant Thornton to the shareholders for ratification. In the event that a majority of the shares of common stock present or represented at the Annual Meeting and entitled to vote on the matter do not ratify this appointment, the Audit Committee will review its future appointment of Grant Thornton.

Respectfully submitted by the Audit Committee:

John J. McDonough (chair)
Sam R. Leno
John P. Neis

The information contained in this report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended and shall not otherwise be deemed filed under these acts, except to the extent we incorporate by reference into such filings.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This compensation discussion describes the material elements of the compensation awarded to, earned by, or paid to our officers who are considered to be “named executive officers” during in fiscal year 2007. Named executive officers consist of the individual who served as our Chief Executive Officer in 2007, the individual who served as our Chief Financial Officer in 2007, and the three other executive officers who received the highest amount of total compensation in 2007. For purposes of this section, “named executive officers” refers to Frederick A. Robertson, M.D., Chief Executive Officer, Stephen C. Hathaway, Chief Financial Officer, Steven G. Books, Chief Operating Officer, Paul J. Reckwerdt, President, and Mary Elizabeth Klein, Vice President of Global Sales. The compensation discussion also includes information about compensation awarded to, earned by or paid to one non-executive officer, Gustavo H. Olivera, Vice President of Research. For purposes of this proxy statement, any references to “named executive officers” includes Mr. Olivera.

Compensation Committee

We established a Compensation Committee in June 1999 as a privately-held company. As in previous years, in 2007 the Compensation Committee approved all compensation paid to the named executive officers. Our Board of Directors has determined that each Compensation Committee member is independent under the listing standards of the Nasdaq Global Select Market and the Securities and Exchange Commission rules and that each member is an “outside director” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee held seven meetings in 2007.

Our Compensation Committee reviews the compensation of our named executive officers on an annual basis and makes adjustments, if any, effective April 1 of each year. Bonus payouts, if any, are generally determined during the first two months of each year and are based on the previous calendar year’s performance in accordance with the terms of our Variable Pay Plan. We have not had a fixed date for equity-based compensation awards and such awards are approved by the Compensation Committee at times it determines to be appropriate.

Role of Compensation Experts

In early 2007, the Compensation Committee engaged Hewitt Associates, a global human resources consulting firm, to provide advice with respect to the compensation of named executive and other officers, including base and incentive pay, severance agreements, perquisites, and equity compensation. For the purpose of executive officer compensation, Hewitt relied upon surveys previously prepared for us by Strategic Apex Group, whom we had retained to provide compensation advice in 2006.

For 2007, compensation for our officers, including our named executive officers, was determined in large part based on the data and recommendations provided by Hewitt Associates and Strategic Apex Group. Our Compensation Committee also considered: (1) our historical and expected financial performance, (2) alignment of individual performance with our goals and operational priorities, and (3) the anticipated level of difficulty in replacing our Chief Executive Officer, Chief Financial Officer and other officers with persons of comparable experience, skill and knowledge.

We paid Hewitt Associates $200,269 in 2007, $133,453 of which was for consulting related to executive compensation. The remaining $66,816 was for services to our Human Resources department related to various international human resources compensation and benefits issues. We also paid Strategic Apex Group $34,215 in 2006 for survey data related to executive compensation for 2007. We did not use Strategic Apex Group for any other consulting services.

Role of Our Executive Officers in Compensation Process

For 2007, the Compensation Committee, without the participation of Dr. Robertson, our Chief Executive Officer, reviewed Dr. Robertson’s performance and qualifications and the data and guidance provided by Hewitt and Strategic Apex Group in order to determine his compensation. For the remaining named executive officers, the

Compensation Committee considered the data and guidance provided by Hewitt and Strategic Apex Group, together with recommendations made by Dr. Robertson regarding the performance and qualifications of each named executive officer. Dr. Robertson’s recommendations encompassed base salary, target bonus and stock options for named executive officers and were made after Dr. Robertson had considered the information gathered by both compensation consultants. For 2007, the Compensation Committee approved Dr. Robertson’s recommendations.

General Compensation Philosophy

One of our core objectives is to be an employer of choice in the Midwest region of the United States. To this end, our compensation programs are designed to attract, retain, and reward top talent. For our executive officers, our Compensation Committee considered the supply and demand for talent in the various positions, as well as the ability to attract and retain candidates in our current business environment and our location. To attract and retain top talent, the Compensation Committee concluded that it needed to provide market-competitive base pay, which the Compensation Committee considered in its business judgment to be at least the 50th percentile for the given function as benchmarked against peer data (including both similar company and similar position) or general industry survey data.

Our compensation program is designed to drive shareholder value by fostering teamwork throughout our company by tying incentive compensation to company-wide business performance measures. In order to supplement our company-wide financial measures, we adopted an individualized sales commission plan in 2007 for one named executive officer, and we are considering future adoption of select individualized performance measures for other executive officers in areas that we believe are most important to the success of our company. All senior management members, including the named executive officers, have a significant element of compensation at risk in the form of equity compensation and bonuses tied to the creation of shareholder value. Each year our incentive plans are established to ensure that the specific criteria and measures for awards are based on relevant market-driven needs, as well as driving continued improvement in the creation of shareholder value.

Elements of Compensation

The principal elements of our compensation program have been base salaries, a variable pay bonus plan, long-term equity incentives in the form of stock options and, with respect to Ms. Klein, commissions based on sales. An additional potential element of compensation is post-termination severance and acceleration of stock option vesting for certain named executive officers upon a change of control. For 2007, we did not have any specific targets for the percentage of compensation represented by salary, equity and bonus. Our emphasis was on gradually increasing executive pay to be more in line with peer or market levels for those we considered most potentially at-risk to competitive threats. As a general matter, subject only to limited exceptions, we do not provide perquisites for our named executive officers on a basis that is different from other eligible employees.

Base Salaries

In 2007, our Compensation Committee used as an approximate benchmark for the base salary of our named executive officers the median level of the peer group identified in the report prepared by Hewitt Associates, based in large part on the data provided by Strategic Apex Group. Where available, the Compensation Committee reviewed relevant medical industry survey compensation data for comparable executive positions in peer group companies where the required education, training and experience was relevant. The companies included in this peer group survey included the following:

Bruker BioSciences	Molecular Devices
Ev3, Inc.	Kyphon Inc.
American Medical Systems	Integra LifeSciences
Symmetry Medical, Inc.	Hologic Inc.
AnthroCare Corporation	Datascope Corporation
Fonar Corporation	InterMagnetics General Corporation
Intuitive Surgical Inc.	Thoratec Corporation
Zoll Medical Corporation	IntraLase Corporation

Additionally, the Compensation Committee considered general industry survey data from a cross-section of 430 companies (excluding financial service companies) for all executive positions. Hewitt’s report compared the base salaries paid to the named executive officers to the median salaries of such officers among the 50th to 75th percentile of the comparable companies. The Compensation Committee concluded that it was appropriate to target base salaries of our named executive officers with market medians of the peer group in accordance with our stated philosophy above. In the case of the Chief Financial Officer, secondary considerations were also given to general industry data where the required education, training and experience were more readily transferrable across industries. Finally, while peer or general industry targets were used, specific increases for each executive officer were given with significant consideration by the Compensation Committee to the recommendations of Dr. Robertson, and also financial considerations for the current and next fiscal year.

Variable Pay Plan

In April 2007, we adopted the TomoTherapy Incorporated Variable Pay Plan. Every active, full-time employee is eligible to participate in the program except those non-executive employees who participate in a sales commission plan. The Variable Pay Plan is administered by our Compensation Committee.

The plan is intended to permit eligible employees to receive a cash payment based on our achievement of performance levels that are determined at the start of each year, and under which payment is adjusted upward or downward depending on the actual performance level achieved. The amount to be paid under the plan for 2007 depended upon our operating income and the reliability of the Hi Art system expressed as a percentage “up-time” of all our reporting systems during the year. We viewed operating income as a general measure of the payment that the Compensation Committee decided to make. We focused on the reliability of the Hi Art system because it is fundamental to our sales strategy and significantly impacts our future growth. Our Board of Directors and management retained discretion to adjust payouts made under the plan.

The actual cash payout under the plan in 2007 was determined using a three-step process. First, the appropriate target incentive payment, which was calculated as a percentage of each employee’s base salary based upon his or her position, was applied as the baseline. Second, each target incentive payment was multiplied by a percentage between 50% and 150%, depending on whether we fell short of a predetermined target operating income by 25% or more, met our target or exceeded the target, up to a limit of 20% above target. Third, the adjusted target incentive payment was multiplied by a modifier of between 0.95x and 1.10x based on the predetermined reliability targets for the Hi Art system. Based on our 2007 results, we exceeded the target operating income and met the reliability targets, resulting in the award of bonuses at 157.5% of target. The following table sets out the target incentive payments for 2007 that were paid to our named executive officers in March of 2008:

2007 Incentive Payments

Named Executive Officers	2007 Bonus

Frederick A. Robertson	$401,625
Stephen C. Hathaway	151,200
Steven G. Books	194,818
Paul J. Reckwerdt	163,066
Mary Elizabeth Klein	212,625
Gustavo H. Olivera	173,828

Effective for fiscal year 2008, our Board of Directors added two modifiers to the Variable Pay Plan, but otherwise retained the same structure. Operating income remains the key funding mechanism for the bonus pool, and we set our operating income goal for 2008 based on our fiscal 2007 performance and our internal fiscal 2008 goals. In addition, we maintained reliability as the key modifier, also setting a new reliability goal based on 2007 performance and our expectations for improvement in 2008. However, to ensure our employees remain focused on building for the long term and not just on the immediate operating income goal, we have added two additional modifiers related to throughput of our Hi Art system and innovation. Thus, the actual cash payout under the plan for 2008 will continue to be a three-step process. First, the appropriate target incentive payment, which has been calculated as a percentage of each employee’s base salary based upon their position at the Company, will be applied as the baseline. Second, each target incentive payment will be multiplied by a percentage in a range from 50% to 150%, depending on whether we fall short of a predetermined target operating income by 25% or more, meet our target or exceed the target, up to a maximum of 20%. Third, the adjusted target incentive payment will be multiplied by a modifier of between 0.90x and 1.10x based on the predetermined reliability, throughput and innovation targets for the Hi Art system.

Based on our performance in 2007 and our expectations for 2008, we believe that our named executive officers will be able to achieve the target incentive payments set forth below corresponding to 100% of our target operating income and a 1.00x modifier for reliability, throughput and innovation targets. The following table sets forth the target incentive payments for our named executive officers as well as the maximum incentive achievable under the plan in 2008:

2008 Incentive Targets

	2008	2008
	Target	Maximum
	Incentive	Incentive
Named Executive Officers	Payment	Payment

Frederick A. Robertson	$360,000	$594,000
Stephen C. Hathaway	126,000	207,900
Steven G. Books	162,438	268,022
Paul J. Reckwerdt	81,000	178,200
Mary Elizabeth Klein	155,000	255,750
Gustavo H. Olivera	119,250	196,763

Individual Incentive Plans

For 2007, Ms. Klein also was eligible to receive incentive compensation under an individualized sales commission plan. Under the terms of this plan, the commission is calculated primarily on the number of system orders placed during 2007 above a predetermined minimum. That amount could be increased or decreased by a multiplier based on the average selling price of the equipment during the year. Our Board of Directors and management retained the right to exercise discretion in adjusting payouts made under the plan. Ms. Klein was paid an additional incentive payment of $33,000 under this individual incentive plan. Ms. Klein will be eligible to receive incentive compensation under a similar sales commission plan for 2008.

Deferred Compensation Plan

On December 6, 2007, our Board of Directors adopted the TomoTherapy Deferred Compensation Plan to provide a deferred compensation vehicle to certain highly compensated employees, including our executive officers. Eligible employees may elect to participate in the plan immediately for compensation received beginning in 2008. The plan is a nonqualified, unfunded deferred compensation and supplemental savings plan that permits participants to defer the receipt of base salary, bonus or commissions not otherwise eligible for deferral. The plan does not provide supplemental pension credits to any participant, nor does it include any provision for matching contributions for participants. Compensation deferred under the plan generally will be distributable in lump sum or specified installments upon separation from service. Amounts deferred under the plan will earn interest based on an average of the quarterly prime rate in the preceding year. None of our named executive officers have elected to participate in the plan to date.

Stock Options

We believe that positive company financial performance is achieved in part by providing our named executive officers with incentives that align their financial interests with the interests of our shareholders. The Compensation Committee believes that the use of equity awards is a meaningful and strategic approach to achieving both our compensation philosophy of retaining key talent and of motivating behaviors that increase shareholder value. Other than stock options, no other stock-based awards have been utilized by us to date. We have adopted stock ownership guidelines for officers. Under these guidelines, within five years of assuming his or her position, the Chief Executive Officer is expected to own stock at a current market value equivalent to 4x base salary, and all other executive officers are expected to own stock at a current market value of one times his or her base salary. All types of stock awards may be used to satisfy the ownership requirements. Upon the request of an officer, the Nominating and Governance Committee will consider modifying the requirement in view of a officer’s personal financial circumstances. As of February 29, 2008, all executive officers met the guidelines or were within the allowed time frame for meeting the guidelines.

Our stock option plans authorize the Compensation Committee to grant options to purchase shares of common stock to our employees, directors and consultants. Stock option grants have been made at the commencement of employment and occasionally following a significant change in job responsibilities or to meet other special retention or performance objectives. The Compensation Committee reviews and approves stock option awards to executive officers based upon a review of competitive compensation data, its assessment of individual performance, a review of each executive’s existing long-term incentives, and retention considerations. Periodic stock option grants are made at the discretion of the Compensation Committee to eligible employees based on the recommendation of our Chief Executive Officer. Stock options granted by us have an exercise price equal to the fair market value of our common stock on the day of grant, typically vest 25% per annum based upon continued employment over a four-year period, and generally expire six years after the date of grant. Exceptions to typical vesting or expiration schedules are made depending upon the business purpose of the grant and as approved by the Compensation Committee.

We have awarded all stock options to purchase our common stock to named executive officers at the fair market value of our common stock at the grant date, as determined by our Compensation Committee as of the grant date. We have also adopted a policy regarding the timing of grants. For new employees, stock options generally will be awarded at the next regularly scheduled meeting of the Compensation Committee following their hire dates, and the grant has an exercise price equal to the closing market price of our common stock on the date of the meeting, or the next day the market is open. If any grant to an executive officer or non-employee director is made at other than a regularly scheduled meeting of our Board of Directors or Compensation Committee, and there is then in effect a blackout period or trading freeze under our insider trading policy, the grant will be effective the third trading day after material, nonpublic information that is the subject of the blackout period or trading freeze is released.

Our Compensation Committee may also make grants of restricted stock to senior management, though no grants of restricted stock have been made to date.

Perquisites and other benefits

In the United States, we maintain health and dental insurance plans for the benefit of eligible employees, including named executive officers. Each of these benefit plans requires the employee to pay a portion of the premium, and we pay the remainder of the premiums. These benefits are offered on the same basis to all employees.

Life, accidental death, dismemberment and disability, and short and long-term disability insurance coverage is also offered to all eligible employees and premiums are paid in full by us. Other voluntary insurance benefits, such as vision insurance, supplemental life and specific coverage insurance supplements, tuition assistance and work-life balance programs, are also made available and paid for by the employee or the cost is shared with the Company depending upon the terms of the particular benefit program. The above benefits are available to the named executive officers on the same basis as all other eligible employees. In addition, we offer all officers, including the named executive officers, the opportunity to apply for and receive, subject to underwriting, supplemental, portable life insurance up to 2 times the base salary plus the target bonus and supplemental long-term disability of 75% of base salary plus target bonus, with the premiums paid in full by us.

We also maintain a 401(k) retirement plan that is available to all eligible U.S. employees, including our named executive officers. The plan is designed to meet the requirements of a tax-qualified defined contribution profit-sharing plan under Sections 401(a) and 401(k) of the Internal Revenue Code. Under the plan, participants may elect to defer a portion of their compensation on a pre-tax basis and have it contributed to the plan subject to applicable annual Internal Revenue Code limits. Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Employee elective deferrals are 100% vested at all times. We currently match elective employee-participant contributions on a basis of 50% of the employee’s contribution up to 6.0% of their compensation, and the matching contributions are vested over four years. We also may make discretionary profit-sharing contributions to the plan. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan and all contributions are deductible by us when made.

Severance and Change of Control Provisions

Our employment agreements with each of our named executive officers contain severance and change-in-control provisions.

In determining the severance terms, we engaged Hewitt Associates, who examined key contract terms and provided us with data based on typical severance period lengths for similar companies, which components of base salary and variable pay were included, and how the terms of severance differ under differing circumstances, including change of control. The review included consideration of common practices for handling options upon a departure, the continuation of certain benefits upon departure, and the correlation to the length of non-compete agreements. The goal was to provide a contract that was competitive, that would enable us to retain key people if we encountered turbulent periods, that guarded against the loss of intellectual leadership to competitors, and that provided an incentive to remain with the company through a transition if a change of control occurred, but that did not unjustly reward an employee in the event of a termination without cause.

If we terminate Dr. Robertson’s employment agreement “without cause” or if Dr. Robertson terminates his employment agreement for “good reason,” (as each term is defined in the agreement), then he is entitled to receive a severance payment equal to the sum of: (i) 18 months’ base salary; (ii) 1.5 times the average annual bonus payment received by Dr. Robertson during the two previous years; (iii) 18 months of COBRA continuation coverage of health insurance benefits if he elects such coverage upon termination; and (iv) up to $10,000 payable to an outplacement consultant. As of the date of this filing, this amount would equal $1,243,441.

In the event Dr. Robertson’s employment agreement is terminated “without cause” or by Dr. Robertson for good reason within three months before or 24 months following a “change of control” of our company (as defined in the agreement), then Dr. Robertson will instead be entitled to a severance payment equal to the sum of: (i) 36 months’ base salary; (ii) 3.0 times the greater of the average annual bonus paid to Dr. Robertson during the two previous years or the target bonus for the current year; (iii) 36 months of COBRA continuation coverage of health insurance benefits if he elects such coverage upon termination or health insurance premiums of equal value to the extent

COBRA continuation coverage is unavailable; and (iv) up to $10,000 payable to an outplacement consultant. As of the date of this filing, this amount would equal $2,476,882.

Further, our Board of Directors will consider and decide in its sole discretion, whether to accelerate any unvested stock options that Dr. Robertson has as of the date of such termination.

If we terminate any of the other named executive officers’ employment agreements “without cause” or if such officer terminates his or her employment agreement for “good reason,” (as each term is defined in the agreement), then he or she is entitled to receive a severance payment equal to the sum of: (i) 12 months’ base salary; (ii) the average annual bonus payment paid to him or her during the two previous years; (iii) 12 months of COBRA continuation coverage of health insurance benefits if he or she elects such coverage upon termination; and (iv) up to $10,000 payable to an outplacement consultant. As of the date of this filing, that amount would be as follows for each of the named executive officers other than Dr. Robertson:

Severance
Payment
‘‘Without Cause”
or for
Other Named Executive Officers	‘‘Good Reason”

Stephen C. Hathaway	$446,011
Steven G. Books	516,799
Paul J. Reckwerdt	385,059
Mary Elizabeth Klein	484,950
Gustavo H. Olivera	434,947

In the event any of the other named executive officer’s employment agreement is terminated without cause or by such officer for good reason within three months before or 24 months following a “change of control” of our company (as defined in the agreement), then he or she will instead be entitled to a severance payment equal to the sum of: (i) 24 months base salary; (ii) a payment equal to 2.0 times the greater of the average annual bonus paid to him or her during the two previous years or the target bonus for the current year; (iii) 24 months of COBRA continuation coverage of health insurance benefits if he or she elects such coverage upon termination or health insurance premiums of equal value to the extent COBRA continuation coverage is unavailable; and (iv) up to $10,000 payable to an outplacement consultant. As of the date of this filing, that amount would be as follows for each of the named executive officers other than Dr. Robertson:

Severance
Payment due to
Change in
Other Named Executive Officers	Control

Stephen C. Hathaway	$882,022
Steven G. Books	1,023,598
Paul J. Reckwerdt	760,118
Mary Elizabeth Klein	959,900
Gustavo H. Olivera	859,894

In addition, if any payments or benefits payable to any of the named executive officers would be subject to any excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, such payments and/or other benefits shall be reduced to the extent necessary so that no amount will be subject to such excise tax, provided that such reduction shall only occur if the named executive officer will be in a more favorable after-tax position than if no such reduction was made.

Compensation Committee Report

The Compensation Committee of the Board of Directors of TomoTherapy has reviewed the “Compensation Discussion and Analysis” section of the Company’s 2008 Proxy Statement for the 2008 Annual Meeting of Shareholders set forth above. Based on its review, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for the 2008 Annual Meeting of Shareholders.

Respectfully submitted by the Compensation
Committee:

Frances S. Taylor (Chair)
Cary J. Nolan
John P. Neis

The information contained in this report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended and shall not otherwise be deemed filed under these acts, except to the extent we incorporate by reference into such filings.

Summary Compensation Table

The following table sets forth the compensation earned by our named executive officers, as well as one additional non-executive officer. No other executive officers who would have otherwise been includable in the following table on the basis of salary and bonus earned for the year ended December 31, 2007 have been excluded by reason of their termination of employment or change in executive status during that year.

Summary Compensation Table

					Option
					Awards	All Other
Name and Principal Position	Year	Salary	Bonus(1)		(2)	Compensation(3)	Total

Frederick A. Robertson	2007	$401,250	$476,625	(4)	$178,337	$20,044	$1,076,256
Chief Executive Officer	2006	322,500	316,800		12,545	14,302	666,147
Stephen C. Hathaway	2007	234,600	201,200	(4)	80,423	20,031	536,254
Chief Financial Officer	2006	216,300	139,776		5,655	14,191	375,922
Steven G. Books	2007	262,406	194,818		80,423	14,915	552,562
Chief Operating Officer	2006	201,748	144,000		5,655	9,658	361,061
Paul J. Reckwerdt	2007	256,526	163,066		—	15,770	435,362
President	2006	247,200	159,744		—	16,985	423,929
Mary Elizabeth Klein	2007	287,500	245,625		192,958	28,134	754,217
Vice President of Global Sales	2006	20,833	80,000	(5)	13,217	1,000	115,050
Gustavo H. Olivera	2007	235,945	173,828		128,645	33,044	571,462
Vice President of Research	2006	206,000	133,120		9,052	23,539	371,711

(1)	Bonus payment due under each respective year’s bonus plan which is payable in the following year.

(2)	Option awards are calculated using a Black-Scholes model. The factors used in this calculation are discussed in the footnotes to our financial statements.

(3)	This includes the contributions made on their behalf to a 401(k) plan, insurance premiums, auto allowance and patent awards.

(4)	This reflects additional bonuses of $75,000 for Dr. Robertson and $50,000 for Mr. Hathaway for their efforts in support of our initial public offering and secondary offering in 2007.

(5)	This reflects a sign-on bonus paid in 2006 of $50,000 and a guaranteed 2006 bonus payment of $30,000 to be paid in 2007, both pursuant to our employment offer.

Grants of Plan-Based Awards

No stock options or other equity incentive awards were granted to the named executive officers during the year ended December 31, 2007. Mr. Hathaway and Ms. Klein purchased 409 and 1,022 shares, respectively, at a purchase price of $15.89 per share, through the 2007 Employee Stock Purchase Plan.

Stock Option and Equity Incentive Plans

2007 Equity Incentive Plan

Our Board of Directors and shareholders approved the 2007 Equity Incentive Plan in April of 2007 for the benefit of our employees and consultants and members of our Board of Directors. As of February 29, 2008, options to purchase 272,315 shares of our common stock were outstanding under this plan. No further determination has been made as to the types or amounts of awards that will be granted to specific individuals pursuant to the plan. The following is a description of the material features and provisions of the 2007 Equity Incentive Plan.

Shares Available for Awards

Subject to certain adjustments set forth in the plan, the maximum number of shares of our common stock that may be issued or awarded under the 2007 Equity Incentive Plan is 2,302,488 shares. If any shares covered by an award granted under the plan are forfeited, or if an award expires or terminates, the shares covered by the award will again be available for grant under the plan. With respect to the exercise of stock appreciation rights, only the number of shares actually issued upon such exercise will be counted against the shares available under the plan.

Awards

The 2007 Equity Incentive Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, performance bonus awards and performance-based awards to eligible individuals. Except as otherwise provided by the plan administrator, no award granted under the plan may be assigned, transferred or otherwise disposed of by the grantee, except by will or the laws of descent and distribution.

Stock Options

Stock options, including both nonqualified stock options and incentive stock options, within the meaning of Section 422 of the Code, may be granted under the 2007 Equity Incentive Plan. The option exercise price of all stock options granted pursuant to the plan will not be less than 100% of the fair market value of our stock on the date of grant. No incentive stock option may be granted to a grantee who owns more than 10% of our stock unless the exercise price is at least 110% of the fair market value at the time of grant. Notwithstanding whether an option is designated as an incentive stock option, to the extent that the aggregate fair market value of the shares with respect to which such option is exercisable for the first time by any optionee during any calendar year exceeds $100,000, such excess will be treated as a nonqualified stock option.

Payment of the exercise price of an option may be made in cash or, with the consent of the plan administrator, shares of our stock with a fair market value on the date of delivery equal to the exercise price of the option or exercised portion thereof or other property acceptable to the plan administrator (including the delivery of a notice that the participant has placed a market sell order with a broker with respect to shares then issuable upon exercise of the option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to us in satisfaction of the option exercise price). However, no participant who is a member of our Board of Directors or an “executive officer” of TomoTherapy within the meaning of Section 13(k) of the Securities Exchange Act of 1934, as amended, or Exchange Act, will be permitted to pay the exercise price of an option in any method which would violate Section 13(k) of the Exchange Act.

Stock options may be exercised as determined by the plan administrator, but in no event after the tenth anniversary of the date of grant. However, in the case of an incentive stock option granted to a person who owns more than 10% of our stock on the date of grant, such term will not exceed five years.

Restricted Stock

Eligible employees, consultants and directors may be issued restricted stock in such amounts and on such terms and conditions as determined by the plan administrator. Restricted stock will be evidenced by a written restricted stock agreement. The restricted stock agreement will contain restrictions on transferability and other such restrictions as the plan administrator may determine, including, without limitation, limitations on the right to vote restricted stock or the right to receive dividends on the restricted stock. These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the plan administrator determines at the time of grant of the award or thereafter.

Stock Appreciation Rights

A stock appreciation right, or SAR, is the right to receive payment of an amount equal to the excess of the fair market value of a shares of our stock on the date of exercise of the SAR over the fair market value of a shares of our stock on the date of grant of the SAR. The plan administrator may issue SARs in such amounts and on such terms and conditions as it may determine, consistent with the terms of the plan. The plan administrator may elect to pay SARs in cash, in our stock or in a combination of cash and our stock.

Other Awards Under the Plan

The 2007 Equity Incentive Plan provides that the plan administrator may also grant or issue performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, performance bonus awards and performance-based awards or any combination thereof to eligible employees, consultants and directors. The term of each such grant or issuance will be set by the plan administrator in its discretion. The plan administrator may establish the exercise price or purchase price, if any, of any such award.

Payments with respect to any such award will be made in cash, in our stock or in a combination of cash and our stock, as determined by the plan administrator. Any such award will be subject to such additional terms and conditions as determined by the plan administrator and will be evidenced by a written award agreement.

Performance shares.  Awards of performance shares are denominated in a number of shares of our stock and may be linked to any one or more performance criteria determined appropriate by the plan administrator, in each case on a specified date or dates or over any period or periods determined by the plan administrator.

Performance stock units.  Awards of performance stock units are denominated in unit equivalent of shares of our stock and/or units of value, including dollar value of shares of our stock, and may be linked to any one or more performance criteria determined appropriate by the plan administrator, in each case on a specified date or dates or over any period or periods determined by the plan administrator.

Dividend equivalents.  Dividend equivalents are rights to receive the equivalent value (in cash or our stock) of dividends paid on our stock. They represent the value of the dividends per share paid by us, calculated with reference to the number of shares that are subject to any award held by the participant.

Stock payments.  Stock payments include payments in the form of our stock, options or other rights to purchase our stock made in lieu of all or any portion of the compensation that would otherwise be paid to the participant. The number of shares will be determined by the plan administrator and may be based upon specific performance criteria determined appropriate by the plan administrator, determined on the date such stock payment is made or on any date thereafter.

Deferred stock.  Deferred stock may be awarded to participants and may be linked to any performance criteria determined to be appropriate by the plan administrator. Stock underlying a deferred stock award will not be issued until the deferred stock award has vested, pursuant to a vesting schedule or performance criteria set by the plan administrator, and unless otherwise provided by the plan administrator, recipients of deferred stock generally will have no rights as a shareholder with respect to such deferred stock until the time the vesting conditions are satisfied and the stock underlying the deferred stock award has been issued.

Restricted stock units.  Restricted stock units may be granted to any participant in such amounts and subject to such terms and conditions as determined by the plan administrator. At the time of grant, the plan administrator will specify the date or dates on which the restricted stock units will become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the plan administrator will specify the maturity date applicable to each grant of restricted stock units which will be no earlier than the vesting date or dates of the award and may be determined at the election of the participant. On the maturity date, we will transfer to the participant one unrestricted, fully transferable shares of our stock for each restricted stock unit scheduled to be paid out on such date and not previously forfeited.

Performance bonus awards.  Any participant selected by the plan administrator may be granted a cash bonus payable upon the attainment of performance goals that are established by the plan administrator and relate to any one or more performance criteria determined appropriate by the plan administrator on a specified date or dates or over any period or periods determined by the plan administrator. Any such cash bonus paid to a “covered employee” within the meaning of Section 162(m) of the Code may be a performance-based award as described below.

Performance-Based Awards

The plan administrator may grant awards other than options and stock appreciation rights to employees who are or may be “covered employees,” as defined in Section 162(m) of the Code, that are intended to be performance-based awards within the meaning of Section 162(m) of the Code in order to preserve the deductibility of these awards for federal income tax purposes. Participants are only entitled to receive payment for a performance-based award for any given performance period to the extent that pre-established performance goals set by the plan administrator for the period are satisfied. With regard to a particular performance period, the plan administrator will have the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, the plan administrator may reduce or eliminate (but not increase) the award. Generally, a participant will have to be employed by us or any of our qualifying subsidiaries on the date the performance-based award is paid to be eligible for a performance-based award for any period.

Administration

With respect to stock option grants and other awards granted to our independent directors, the 2007 Equity Incentive Plan is administered by our full Board of Directors. With respect to all other awards, the plan is administered by our Compensation Committee. In addition, our board may at any time exercise any rights and duties of the committee under the plan except with respect to matters which under Rule 16b-3 under the Exchange Act or Section 162(m) of the Code are required to be determined in the sole discretion of the committee.

The plan administrator has the exclusive authority to administer the plan, including, but not limited to, the power to determine award recipients, the types and sizes of awards, the price and timing of awards and the acceleration or waiver of any vesting restriction. Only our employees and employees of our qualifying corporate subsidiaries are eligible to be granted options that are intended to qualify as “incentive stock options” under Section 422 of the Code.

Eligibility

Persons eligible to participate in the 2007 Equity Incentive Plan include all members of our Board of Directors and all of our and our subsidiaries’ employees and consultants, as determined by the plan administrator.

Foreign Participants

In order to comply with the laws in other countries in which we and our subsidiaries operate or have persons eligible to participate in the plan, the plan administrator will have the power to determine which of our subsidiaries will be covered by the plan, determine which of our directors, employees and consultants outside the United States are eligible to participate in the plan, modify the terms and conditions of any award granted to such eligible individuals to comply with applicable foreign laws, establish subplans and modify any terms and procedures (with certain exceptions), and take any action that it deems advisable with respect to local governmental regulatory exemptions or approvals.

Adjustments

If there is any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of our assets to shareholders, or any other change affecting the shares of our stock or the share price of our stock, the plan administrator will make proportionate adjustments to any or all of the following in order to reflect such change: (i) the aggregate number and type of shares that may be issued under the plan, (ii) the terms and conditions of any outstanding awards (including, without limitation, any applicable performance targets or criteria with respect thereto), and (iii) the grant or exercise price per share for any outstanding awards under the plan. Any adjustment affecting an award intended as “qualified performance-based compensation” will be made consistent with the requirements of Section 162(m) of the Code. The plan administrator also has the authority under the 2007 Equity Incentive Plan to take certain other actions with respect to outstanding awards in the event of a corporate transaction, including provision for the cash-out, termination, assumption or substitution of such awards.

Change of Control

Except as may otherwise be provided in any written agreement between the participant and us, in the event of a change of control of our company in which awards are not converted, assumed, or replaced by the successor, such awards will become fully exercisable and all forfeiture restrictions on such awards will lapse. Upon, or in anticipation of, a change of control, the plan administrator may cause any and all awards outstanding under the 2007 Equity Incentive Plan to terminate at a specific time in the future and will give each participant the right to exercise such awards during a period of time as the plan administrator, in its sole and absolute discretion, determines.

Termination or Amendment

With the approval of our Board of Directors, the plan administrator may terminate, amend, or modify the 2007 Equity Incentive Plan at any time. However, shareholder approval will be required for any amendment to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, to increase the number of shares available under the plan, to permit the grant of options with an exercise price below fair market value on the date of grant, or to extend the exercise period for an option beyond ten years from the date of grant. In addition, absent shareholder approval, no option may be amended to reduce the per share exercise price of the shares subject to such option below the per share exercise price as of the date the option was granted and, except to the extent permitted by the plan in connection with certain changes in capital structure, no option may be granted in exchange for, or in connection with, the cancellation or surrender of an option having a higher per share exercise price. The plan will expire on, and no award may be granted pursuant to the plan after, April 5, 2017. Any awards outstanding on that date shall remain in force according to the terms of the plan and the applicable award agreement.

2002 Stock Option Plan

Our 2002 Stock Option Plan was originally adopted by our Board of Directors and approved by our shareholders in 2002 and was amended four times thereafter, on February 13, 2004, November 15, 2004, June 29, 2005 and December 7, 2006. As of February 29, 2008, options to purchase 5,650,461 shares of our common stock were outstanding under this plan. We will not grant any additional awards under the 2002 Stock Option Plan. The following is a description of the material features and provisions of the 2002 Stock Option Plan.

Awards.  The 2002 Stock Option Plan, provides for grants of incentive stock options intended to qualify for special tax treatment under Section 422 of the Internal Revenue Code and non-qualified stock options. The plan provides that the exercise price shall be determined by the Compensation Committee; provided however, that the incentive stock option may not have an exercise price less than the fair market value of a share of common stock on the date of grant. If the grantee of an incentive stock option plan owns more than ten percent of the total combined voting power of all classes of stock on the date of grant, then the incentive stock option may not have an exercise price less than 110% of the fair market value of a share of common stock on such date. Subject to the grantee’s continued employment, each option will expire after a term determined at the time of grant by the administrator. Such term, however, shall not exceed ten years and in the case of an incentive stock option plan granted to a person who owns more than ten percent of the total combined voting power of all classes of stock on the date of grant, such term shall not exceed five years. An option is considered granted on the date the committee acts to grant the option or such later date as the committee shall specify.

The 2002 Stock Option Plan provides if the aggregate fair market value of the shares with respect to which such designated incentive stock option is exercisable for the first time by the grantee during any calendar year under this plan exceeds $100,000, then that portion which equals the first $100,000 is allocated to the incentive stock option and the remaining portion is deemed a non-qualified stock option. For this purpose, the fair market value of the shares is determined based on the date the option was granted.

The 2002 Stock Option Plan provides that if a grantee’s employment or service relationship terminates, other than for cause, death or disability, then the unvested options shall terminate immediately. Options that have vested but remain unexercised, deferred, or unpaid as of the date of such termination shall terminate on the date specified in the option agreement; provided however, that such time is not more than three months. The administrator has the authority to extend the termination for these options. If a grantee’s employment or service relationship terminates due to death or disability, then vested options shall terminate on the date specified in the option agreement. Pursuant to stock option agreements under the 2002 Stock Option Plan, a grantee’s options will vest upon the grantee’s death or disability. If a grantee’s employment relationship terminates for cause, then none of the options may be exercised and all of the grantee’s rights in the options are forfeited upon termination.

Administration.  The 2002 Stock Option Plan is currently administered by our Compensation Committee. The Compensation Committee has the authority to make all determinations and to take all other actions necessary or advisable for the administration of the plan. The Compensation Committee is authorized to adopt, amend and rescind rules relating to the administration of this plan, subject to the express provisions of the plan. Our Board of Directors can amend, alter, suspend or discontinue this plan at any time, although certain amendments may require shareholder approval and an amendment cannot adversely affect any rights under an outstanding grant without the grantee’s consent.

Eligibility.  Under the terms of the 2002 Stock Option Plan, a non-qualified option may be granted to those current or prospective employees, directors and advisors deemed eligible to participate in the plan by the committee. Incentive stock options may only be granted to our employees.

Adjustments.  In the event of any change in the outstanding common stock by reason of a stock split, reverse stock split, stock dividend, combination or reclassification of our common stock, recapitalization, merger, or similar event, then the Compensation Committee may make an equitable adjustment in the number of shares authorized for issuance under this plan and the purchase price per share thereof. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the administrator is authorized to issue or assume stock options by means of substitution of new stock options for previously issued stock options or an assumption of previously issued stock options.

Effects of Merger or Asset Sale.  Pursuant to stock option agreements under the 2002 Stock Option Plan, in the event of a merger of us with or into another business entity, or the sale of substantially all of our assets, the stock options will be assumed by the successor entity or its parent or subsidiary by substitution of an equivalent option or right. If the successor does not assume the stock options, the stock options will vest. Grantees will have fifteen days to exercise their options from the date the committee gives written notice to grantees. The Compensation Committee must give grantees notice of their right to exercise the stock options at least fifteen days before the closing of such merger or asset sale.

Change of Control.  Pursuant to stock option agreements under the 2002 Stock Option Plan, stock options will vest upon a grantee’s involuntary termination (as defined in the Stock Option Agreement) within three months before or twelve months after a change in control (as defined in the Stock Option Agreement).

Termination or Amendment.  Unless earlier terminated by our Board of Directors, the 2002 Stock Option Plan will terminate on August 16, 2012.

2000 Stock Option Plan

Our 2000 Stock Option Plan was originally adopted by our Board of Directors and approved by our shareholders in 2000 and was amended and restated as of May 23, 2001. As of February 29, 2008, options to purchase 59,560 shares of our common stock were outstanding under this plan. We will not grant any additional awards under the 2000 Stock Option Plan. The following is a description of the material features and provisions of the 2000 Stock Option Plan.

Awards.  The 2000 Stock Option Plan provides for the grant of incentive stock options intended to qualify for special tax treatment under Section 422 of the Internal Revenue Code and non-qualified stock options. The plan provides that the exercise price shall be determined by the administrator; provided however, that the incentive stock option may not have an exercise price less than the fair market value of a share of common stock on the date of grant. If the grantee of an incentive stock option owns more than ten percent of the total combined voting power of all classes of stock on the date of grant, then the incentive stock option may not have an exercise price less than 110% of the fair market value of a share of common stock on such date. Subject to the grantee’s continued employment, each option will expire after a term determined at the time of grant by the administrator. Such term, however, may not exceed ten years and in the case of an incentive stock option granted to a person who owns more than ten percent of the total combined voting power of all classes of stock on the date of grant, such term shall not exceed five years.

The 2000 Stock Option Plan provides that if the aggregate fair market value of the shares with respect to which a designated incentive stock option is exercisable for the first time by the grantee during any calendar year under this plan exceeds $100,000, then that portion which equals the first $100,000 is allocated to the incentive stock option and the remaining portion is deemed to be a non-qualified stock option. For this purpose, the fair market value of the shares is determined based on the date the option was granted.

The 2000 Stock Option Plan provides that with respect to incentive stock options, if a grantee’s employment relationship terminates, other than for death, disability or for cause, then the grantee’s unvested options shall terminate immediately. Options that have vested but remain unexercised, deferred, or unpaid as of the date of such termination shall terminate three months after such termination, unless the term is extended by the administrator; provided, however, that options will not be exercisable after the end of the term set out in the option agreement. If a grantee’s employment relationship terminates for death or disability then the options are governed in accordance with the term and conditions as specified at the time of the grant in the grantee’s Stock Option Agreements. Pursuant to stock option agreements under the 2000 Stock Option Plan, a grantee’s stock options will vest upon the grantee’s death or disability. If a grantee’s employment relationship terminates for cause, then none of the options may be exercised and all of the grantee’s rights in the options are forfeited upon termination.

Administration.  The 2000 Stock Option Plan is currently administered by our Compensation Committee. The Compensation Committee has the authority to make all determinations and to take all other actions necessary or advisable for the administration of the plan.

Eligibility.  Under the terms of the 2000 Stock Option Plan, a non-qualified option may be granted to those current or prospective employees, directors and advisors deemed eligible to participate in the plan by the administrator. Incentive stock options may only be granted to our employees.

The Compensation Committee is authorized to adopt, amend and rescind rules relating to the administration of the plan, subject to the express provisions of the plan. Our Board of Directors can amend, alter, suspend or discontinue this plan at any time, although certain amendments may require shareholder approval and an amendment cannot adversely affect any rights under an outstanding grant without the grantee’s consent.

Adjustments.  In the event of any change in our outstanding common stock by reason of a stock split, reverse stock split, stock dividend, combination or reclassification of our common stock, recapitalization, merger, or similar event, then the administrator may make an equitable adjustment in the number of shares authorized for issuance under this plan and the purchase price per share thereof.

Effects of Merger or Asset Sale.  Pursuant to stock option agreements under the 2000 Stock Option Plan, in the event of a merger of us with or into another business entity, or the sale of substantially all of our assets, the stock options will be assumed by the successor entity or its parent or subsidiary by substitution of an equivalent option or right. If the successor does not assume the stock options, the stock options will vest. Grantees will have fifteen days to exercise their options from the date the committee gives written notice to grantees. The committee must give grantees notice of their right to exercise the stock options at least fifteen days before the closing of such merger or asset sale.

Change of Control.  Pursuant to stock option agreements under the 2000 Stock Option Plan, stock options will vest upon a grantee’s involuntary termination (as defined in the Stock Option Agreement) within three months before or twelve months after a change in control (as defined in the Stock Option Agreement).

Termination or Amendment.  Unless earlier terminated by our board, the 2000 Stock Option Plan will terminate on the August 15, 2010.

Incentive Stock Option Plan

As of February 29, 2008, options to purchase 34,880 shares of our common stock were outstanding under this plan. We will not grant any additional awards under this Plan. The following is a description of the material features and provisions of this Plan.

Awards.  This Plan provides for the grant of incentive stock options. The plan provides that an option may not have an exercise price less than the fair market value of a share of common stock at the time of grant. If the grantee owns more than ten percent of the total combined voting power of all classes of stock on the date of grant, then the option may not have an exercise price less than 110% of the fair market value of a share of common stock at the time of grant. Subject to the grantee’s continued employment, each option will expire after a term determined at the time of grant. Such term, however, shall not exceed ten years and in the case of options granted to a person who owns more than ten percent of the total combined voting power of all classes of stock on the date of grant, such term shall not exceed five years.

The Incentive Stock Option Plan provides that the aggregate fair market value of the shares with respect to which such designated incentive stock option is exercisable for the first time under this plan or any other plan offered by us, shall not exceed $100,000. The fair market value of stock subject to an option shall be determined by the committee based on the date the option was granted.

This Plan provides that if a grantee’s employment relationship with us terminates due to disability, the grantee has one year to exercise this option. If the termination of employment results from the death of the grantee, then the grantee’s estate has three years to exercise the option. In both cases, however, the option may not be exercised beyond the option period. Pursuant to stock option agreements under this Plan, stock options will vest upon the grantee’s death or disability. If termination of employment results from the deliberate, willful or gross misconduct of a grantee or the grantee’s unreasonable neglect of or refusal to perform the duties and responsibilities of the grantee, then the grantee forfeits vested and unvested options.

Administration.  This Plan is currently administered by our Compensation Committee. Subject to the terms and conditions of the plan, the Compensation Committee has the authority to make all determinations and to take all other actions necessary or advisable for the administration of the plan.

The Compensation Committee is authorized to adopt, amend and rescind rules relating to the administration of the plan, subject to the express provisions of the plan. Our Board of Directors can amend, alter, suspend or discontinue this plan at any time, although certain amendments may require shareholder approval and an amendment cannot adversely affect any rights under an outstanding grant without the grantee’s consent.

Eligibility.  Under the terms of this Plan, an option may be granted to any employee, including employees of subsidiaries.

Adjustments.  In the event of any change in the outstanding common stock by reason of stock dividends, recapitalizations, reorganizations, mergers, consolidations, split-ups, combinations or exchange of shares in a similar event, then the Compensation Committee may make an equitable adjustment in the number of shares authorized for issuance under this plan and the purchase price per share thereof.

Effects of Merger or Asset Sale.  Pursuant to stock option agreements under this Plan, in the event of a merger of us with or into another business entity, or the sale of substantially all of our assets, the stock options will be assumed by the successor entity or its parent or subsidiary by substitution of an equivalent option or right. If the successor does not assume the stock options, the stock options will vest. Grantees will have fifteen days to exercise their options from the date the committee gives written notice to grantees. The Compensation Committee must give grantees notice of their right to exercise the stock options at least fifteen days before the closing of such merger or asset sale.

Change of Control.  Pursuant to stock option agreements under this Plan, stock options will vest upon a grantee’s involuntary termination (as defined in the Stock Option Agreement) within three months before or twelve months after a change in control (as defined in the Stock Option Agreement).

Termination or amendment.  Unless earlier terminated by our Board of Directors, the Incentive Stock Option Plan will terminate on February 7, 2009.

2007 Employee Stock Purchase Plan

Our 2007 Employee Stock Purchase Plan became effective on May 8, 2007. The following is a description of the material features and provisions of the plan.

Administration.  The 2007 Employee Stock Purchase Plan is administered by our Compensation Committee, each member of whom is a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act. Subject to the terms and conditions of the plan, the Compensation Committee has the authority to make all determinations and to take all other actions necessary or advisable for the administration of the plan. The Compensation Committee is also authorized to adopt, amend and rescind rules relating to the administration of the plan. Our Board of Directors may at any time exercise the rights and duties of the committee to administer the plan.

Eligibility.  Our employees and the employees of our designated subsidiaries who customarily work more than 20 hours per week and more than five months per calendar year are eligible to participate in the 2007 Employee Stock Purchase Plan. Each eligible employee who is employed by us or any of our designated subsidiaries on the day immediately preceding the effective date of this prospectus will automatically become a participant in the plan with respect to the first purchase period. Each person who, during the course of a purchase period, becomes an eligible employee subsequent to the enrollment date will be eligible to become a participant in the plan on the first day of the first purchase period following the day on which he or she becomes an eligible employee. However, no employee is eligible to participate in the plan if, immediately after the election to participate, such employee would own stock (including stock such employee may purchase under outstanding rights under the plan) representing 5% or more of the total combined voting power or value of all classes of our stock or the stock of any of our parent or subsidiary corporations. In addition, no employee is permitted to participate if the rights of the employee to purchase our common stock under the plan and all similar purchase plans maintained by us or our subsidiaries would accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined at the time the right is granted) for each calendar year, subject to an annual increase based on a predetermined formula.

Shares Reserved.  Subject to certain adjustments set forth in the plan, the maximum number of shares of our common stock that may be issued under the 2007 Employee Stock Purchase Plan is 400,000 shares. As of February 29, 2008, 345,342 shares of common stock were still available under this plan.

Enrollment.  Except with respect to the first offering period, eligible employees become participants in the 2007 Employee Stock Purchase Plan by executing a subscription agreement and filing it with us 15 days (or such shorter or longer period as may be determined by the plan administrator) prior to the applicable enrollment date. By enrolling in the plan, a participant is deemed to have elected to purchase the maximum number of whole shares of our common stock that can be purchased with the compensation withheld during each purchase period for which the participant is enrolled.

Offerings; Exercise Dates.  Under the 2007 Employee Stock Purchase Plan, the first purchase period began on May 8, 2007 and continued until November 30, 2007. After the first purchase period, a new twelve-month purchase period begins on each December 1st thereafter during the term of the plan. Under the plan, purchases are made once during each purchase period on the last trading day of such purchase period, and the dates of such purchases are “exercise dates”. The plan administrator may change the duration and timing of purchase periods and exercise dates under the plan.

Price and Payment.  Employees electing to participate in the 2007 Employee Stock Purchase Plan authorize payroll deductions made on each pay day during each purchase period until the employee instructs us to stop the deductions or until the employee’s employment is terminated. Participants may contribute up to 10% of their compensation through payroll deductions, and the accumulated deductions will be applied to the purchase of shares on each exercise date. Compensation for purposes of the plan means an employee’s base straight time gross earnings and commissions, but excludes payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, expense reimbursements, fringe benefits and other compensation. The purchase price per share will be equal to 85% of the fair market value of a share of our common stock on the first trading day of the applicable purchase period or, if lower, 85% of the fair market value of a share of our common stock on the last trading day of the applicable purchase period. Unless an employee terminates his or her participation in the 2007 Employee Stock Purchase Plan, his or her accumulated payroll deductions under the 2007 Employee Stock Purchase Plan on any exercise date will be used to purchase the maximum number of shares of common stock that can be purchased with the employee’s accumulated payroll deductions at the purchase price per share established for that purchase period, subject to limitations on the maximum number of shares that can be purchased.

The fair market value of a share of our common stock on any date will equal the mean closing sales price of a share of common stock on the Nasdaq Global Select Market for such date and the four trading days immediately following such date, or if no sale occurred on such date, the first trading date immediately prior to such date during which a sale occurred and the four trading days immediately following such date, as reported in The Wall Street Journal or such other source as the plan administrator may deem reliable for such purposes.

Termination of Participation.  Employees may end their participation in an offering at any time during the purchase period, and participation ends automatically on failure to qualify as an eligible employee for any reason. Upon such termination of the employee’s participation in the 2007 Employee Stock Purchase Plan, such employee’s payroll deductions not already used to purchase stock under the plan will be returned to the employee.

Adjustments.  In the event of a stock split, reverse stock split, stock dividend or similar change in our capitalization, the number of shares available for issuance under the plan and the purchase price and number of shares covered by options outstanding under the plan will be appropriately adjusted.

In the event we merge with or into another corporation or sell all or substantially all of our assets, the outstanding rights under the plan will be assumed or an equivalent right substituted by the successor company or its parent or subsidiary. If the successor company or its parent or subsidiary refuses to assume the outstanding rights or substitute an equivalent right, then the purchase period then in progress will be shortened by setting a new exercise date prior to the effective date of the transaction and all outstanding purchase rights will automatically be exercised on the new exercise date. The purchase price will be equal to 85% of the fair market value of a share of our common stock on the first trading day of the applicable purchase period in which an acquisition occurs or, if lower, 85% of the fair market value of a share of our common stock on the date the purchase rights are exercised.

Termination or Amendment.  Our Board of Directors may at any time and for any reason terminate or amend the 2007 Employee Stock Purchase Plan. Generally, no amendment may make any change in any option previously granted which adversely affects the rights of any participant without such participant’s consent, provided that an offering period may be terminated by our Board of Directors if it determines that the termination of the offering period or the plan is in the best interests of our company and our shareholders. To the extent necessary to comply with Section 423 of the Code, we will obtain shareholder approval of any amendment to the plan.

Without shareholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the plan administrator may change the offering periods, limit the frequency and/or number of changes in the amount withheld during an offering period, and establish such other limitations or procedures as it determines consistent with the plan. In addition, in the event our Board of Directors determines that the ongoing operation of the plan may result in unfavorable financial accounting consequences, our board may, in its discretion and, to the extent necessary or desirable, modify or amend the plan to reduce or eliminate such accounting consequence. Such modifications or amendments will not require shareholder approval or the consent of any plan participants.

Unless earlier terminated by our Board of Directors, the 2007 Employee Stock Purchase Plan will terminate in May 2017.

Registration of Shares on Form S-8

We have on file effective registration statements with the SEC covering the shares of common stock issuable under the Incentive Stock Option Plan, the 2000 Stock Option Plan, the 2002 Stock Option Plan, and the 2007 Equity Incentive Plan.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information for the named executive officers regarding the number of shares subject to both exercisable and unexercisable stock options, as well as the exercise prices and expiration dates thereof, as of December 31, 2007:

		Number of	Number of
		Securities	Securities
		Underlying	Underlying
	Option	Unexercised	Unexercised	Option	Option
	Grant	Options	Options	Exercise	Expiration
	Date	Exercisable	Unexercisable	Price	Date(1)

Frederick A. Robertson	1/3/2005	94,672	787,008	$2.8199	1/3/2011
	11/17/2005	102,000	102,000	3.4559	11/17/2011
	12/7/2006	—	136,000	6.7500	12/7/2012
Stephen C. Hathaway	3/17/2005	—	40,800	$2.8199	3/17/2015
	11/17/2005	13,770	27,540	3.4559	11/17/2011
	12/7/2006	—	54,400	6.7500	12/7/2012
Steven G. Books	3/28/2005	27,200	54,400	$2.8199	3/28/2015
	11/17/2005	27,540	27,540	3.4559	11/17/2011
	12/7/2006	—	54,400	6.7500	12/7/2012
Paul J. Reckwerdt	11/17/2005	67,999	68,001	$3.4559	11/17/2011
Mary Elizabeth Klein	12/7/2006	40,799	122,401	$6.7500	12/7/2012
Gustavo H. Olivera	11/17/2005	17,000	34,000	$3.4559	11/17/2011
	12/7/2006	—	108,800	6.7500	12/7/2012

(1)	Stock options vest 25% each year beginning one year after the date of grant, except for the options granted on December 7, 2006, which vest 50% on December 7, 2008 and 25% each year thereafter.

Option Exercises and Shares Vested

The following table sets forth information for each of the named executive officers regarding the number of shares acquired in exercise of options during 2007 and the value realized upon such exercise. The value realized upon exercise of the options was determined by subtracting the option cost from the value of the shares on the date of exercise.

	Option Awards
	Number of Shares
	Acquired on	Value Realized
	Exercise	on Exercise

Frederick A. Robertson	387,846	$5,160,652
Stephen C. Hathaway	380,970	3,223,470
Steven G. Books	27,200	151,700
Paul J. Reckwerdt	—	—
Mary Elizabeth Klein	—	—
Gustavo H. Olivera	404,872	3,537,920

Tax Consequences of Equity Incentive Plans

Our annual tax aggregate deductions for each named executive officer’s compensation are potentially limited by Section 162(m) of the Internal Revenue Code to the extent the aggregate amount paid to an executive officer exceeds $1.0 million per year, unless it is paid under a predetermined objective performance plan meeting certain requirements, or satisfies one of various other exceptions provided under Section 162(m) of the Internal Revenue Code. At our current named executive officer compensation levels, we do not presently anticipate that Section 162(m) of the Internal Revenue Code should be applicable, and accordingly, our Compensation Committee did not consider its impact in determining compensation levels for our named executive officers in 2007.

Employment Agreements

In addition to the severance and change of control provisions discussed above under “— Compensation Disclosure and Analysis — Elements of Compensation — Severance and Change of Control Provisions,” our employment agreements with each of our named executive officers contain the following terms.

Frederick A. Robertson.  Under Dr. Robertson’s agreement, he is entitled to receive an annual base salary, which for 2008 is $450,000. Dr. Robertson’s agreement has a three-year term and, at the end of the second year, will be automatically renewed for an additional one-year period unless either party gives notice to the contrary prior to the second anniversary of the agreement or within 60 days of expiration of the agreement. Dr. Robertson is eligible to earn incentive bonuses based upon achievement of objectives set by our Compensation Committee.

Stephen C. Hathaway.  Under Mr. Hathaway’s agreement, he is entitled to receive an annual base salary, which for 2008 is $280,000. Mr. Hathaway’s agreement is automatically renewed for successive twelve-month periods unless either party gives notice to the contrary within 60 days of expiration of the agreement. Mr. Hathaway is eligible to earn incentive bonuses based upon achievement of objectives set by our Compensation Committee.

Steven G. Books.  Under Mr. Books’ agreement, he is entitled to receive an annual base salary, which for 2008 is $324,875. Mr. Books’ agreement is automatically renewed for successive twelve-month periods unless either party gives notice to the contrary within 60 days of expiration of the agreement. Mr. Books is eligible to earn incentive bonuses based upon achievement of objectives set by our Compensation Committee.

Paul J. Reckwerdt.  Under Mr. Reckwerdt’s agreement, he is entitled to receive an annual base salary, which for 2008 is $202,500, reflecting that Mr. Reckwerdt is working a part-time schedule as of March 1, 2008. Mr. Reckwerdt’s agreement is automatically renewed for successive twelve-month periods unless either party gives notice to the contrary within 60 days of expiration of the agreement. Mr. Reckwerdt is eligible to earn incentive bonuses based upon achievement of objectives set by our Compensation Committee.

Mary Elizabeth Klein.  Under Ms. Klein’s agreement, she is entitled to receive an annual base salary, which for 2008 is $310,000. Ms. Klein’s agreement is automatically renewed for successive twelve-month periods unless either party gives notice to the contrary within 60 days of expiration of the agreement. Ms. Klein is eligible to earn incentive bonuses based upon achievement of objectives set by our Compensation Committee.

Gustavo H. Olivera.  Under Mr. Olivera’s agreement, he is entitled to receive an annual base salary, which for 2008 is $265,000. Mr. Olivera’s agreement is automatically renewed for successive twelve-month periods unless either party gives notice to the contrary within 60 days of expiration of the agreement. Mr. Olivera is eligible to earn incentive bonuses based upon achievement of objectives set by our Compensation Committee.

Each of our named executive officers has also entered into a Confidentiality Agreement, an Assignment of Inventions Agreement and a Noncompetition Agreement. The Confidentiality Agreement restricts the officer from disclosing confidential information during his or her employment and for a period of two years thereafter. The Assignment of Inventions Agreement provides that all inventions and new ideas developed by the officer during employment or for a period of six months thereafter shall belong to us. The Noncompetition Agreement provides that such officers shall not compete with us during employment and thereafter for the longer of 18 months or any applicable severance period under the employment agreements.

STOCK OWNERSHIP

Beneficial Ownership of Certain Shareholders, Directors and Executive Officers

This table shows as of February 29, 2008: (1) the beneficial owners of more than five percent of our common stock and the number of shares they beneficially owned based on information provided in their most recent filings with the SEC; and (2) the number of shares each director, each nominee for director, each executive officer named in the Summary Compensation Table and all directors, nominees, and executive officers as a group beneficially owned, as reported by each person. Except as otherwise indicated, the address of each is 1240 Deming Way, Madison, Wisconsin, 53717. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted, each person has the sole voting and investment power over the shares shown in this table. For each individual and group included in the table below, the percentage ownership is calculated by dividing the number of shares beneficially owned by the person or group by the sum of 50,083,964 shares of common stock outstanding on February 29, 2008, plus the number of shares of common stock that the person or group has the right to acquire on or within 60 days after February 29, 2008.

	Number of	Percentage
	Shares	of Shares
	Beneficially	Beneficially
5% Shareholders:	Owned	Owned

AXA Financial, Inc.(1)	3,747,266	7.5%
T. Rowe Price Associates, Inc.(2)	3,510,500	7.0%
Venture Investors LLC(3)	3,312,086	6.6%
Avalon Portfolio, LLC(4)	2,919,150	5.8%
Directors and executive officers:
Frederick A. Robertson(5)	1,030,665	2.0%
Paul J. Reckwerdt(6)	1,758,016	3.5%
Stephen C. Hathaway(7)	397,869	*
Steven G. Books(8)	109,140	*
Mary Elizabeth Klein(9)	42,821	*
Shawn D. Guse(10)	62,168	*
Gustavo H. Olivera(11)	326,872	*
T. Rockwell Mackie(12)	1,734,018	3.5%
John J. Greisch(13)	6,416	*
Sam R. Leno(14)	27,200	*
John J. McDonough(15)	73,440	*
John P. Neis(16)	3,374,846	6.7%
Cary J. Nolan(17)	199,196	*
Carlos A. Perez(18)	40,800	*
Frances S. Taylor(19)	28,700	*
All directors and executive officers as a group	9,212,167	18.4%

*	Less than 1%

(1)	Consists of 3,747,266 shares of common stock held by AXA Financial, Inc. The address of the foregoing entity is 1290 Avenue of the Americas, New York, New York, 10104

(2)	Consists of 3,510,500 shares of common stock held by T. Rowe Price Associates, Inc. These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The address of the foregoing entity is 100 East Pratt Street, Baltimore, Maryland, 21202.

(3)	Consists of 1,459,248 shares of common stock held by Venture Investors Early Stage Fund III Limited Partnership, 863,400 shares of common stock held by Venture Investors Early Stage Fund II Limited Partnership, 948,640 shares of common stock held by Advantage Capital Wisconsin Partners I Limited Partnership. 21,657 shares of common stock issuable upon the exercise of options held by Venture Investors Early Stage Fund III Limited Partnership, 9,930 shares of common stock issuable upon the exercise of options held by Advantage Capital Wisconsin Partners I Limited Partnership and 9,211 shares of common stock issuable upon the exercise of options held by Venture Investors Early Stage Fund II Limited Partnership. Venture Investors LLC is the sub-managing agent of Advantage Capital Wisconsin Partners I Limited Partnership, the general partner of Venture Investors Early Stage Fund III Limited Partnership, and the general partner of Venture Investors Founders Limited Partnership, which is the general partner of Venture Investors Early Stage Fund II Limited Partnership. The investment decisions of Venture Investors LLC are generally made collectively by its managers, John P. Neis, Roger Ganser, Scott Button, George Arida, Winslow Sargeant and Paul Weiss. Each such manager disclaims beneficial ownership of the shares held by the foregoing entities except to the extent of his pecuniary interest therein. The address of the foregoing individuals and entities is c/o Venture Investors LLC, 505 South Rosa Road, #201, Madison, Wisconsin, 53719.

(4)	Consists of 2,919,150 shares of common stock held by Avalon Portfolio, LLC. Avalon Portfolio, LLC is controlled by Avalon Capital Group Inc. The controlling shareholder of Avalon Capital Group Inc. is Theodore Waitt and, as such, Mr. Waitt is considered to be the beneficial owner of these securities. The address of the foregoing individual and entities is Post Office Box 2409, La Jolla, California, 92038, c/o Avalon Capital Group.

(5)	Consists of 70,924 shares of common stock held by Dr. Robertson, 405,027 shares of common stock held by Frederick A. Robertson III as Trustee of the Frederick A. Robertson III 2007 Grantor Retained Annuity Trust dated February 7, 2007, and 554,714 shares of common stock issuable to Dr. Robertson upon the exercise of options.

(6)	Consists of 797,552 shares of common stock held by Cosmic Debris Limited Partnership, 950,335 shares of common stock held by Mr. Reckwerdt, and 10,129 shares of common stock issuable to Mr. Reckwerdt upon the exercise of options. The investment decisions of Cosmic Debris Limited Partnership are made by Mr. Reckwerdt, Managing General Partner. Mr. Reckwerdt disclaims such beneficial ownership, except to the extent of his pecuniary interest therein.

(7)	Consists of 193,290 shares of common stock held by Stephen C. Hathaway and Elaine M. Hathaway, Trustees of the Hathaway Revocable Trust dated February 10, 2005, 85,000 shares held by the Stephen C. Hathaway Grantor Retained Annuity Trust, 85,000 shares held by the Elaine M. Hathaway Grantor Retained Annuity Trust, 14,179 shares of common stock held by Mr. Hathaway and 20,400 shares of common stock issuable to Mr. Hathaway upon the exercise of options. The investment decisions of the Hathaway Revocable Trust, the Stephen C. Hathaway Grantor Retained Annuity Trust, and the Elaine M. Hathaway Grantor Retained Annuity Trust are made by Mr. Hathaway. Mr. Hathaway disclaims such beneficial ownership, except to the extent of his pecuniary interest therein.

(8)	Consists of 27,200 shares of common stock and 81,940 shares of common stock issuable upon the exercise of options.

(9)	Consists of 2,022 shares of common stock and 40,799 shares of common stock issuable upon the exercise of options.

(10)	Consists of 28,715 shares of common stock and 33,453 shares of common stock issuable upon the exercise of options.

(11)	Consists of 309,872 shares of common stock and 17,000 shares of common stock issuable upon the exercise of options.

(12)	Consists of 1,723,889 shares of common stock and 10,129 shares of common stock issuable upon the exercise of options.

(13)	Consists of 6,416 shares of common stock issuable upon the exercise of options.

(14)	Consists of 27,200 shares of common stock issuable upon the exercise of options.

(15)	Consists of 17,027 shares of common stock and 56,413 shares of common stock issuable upon the exercise of options.

(16)	Consists of 1,459,248 shares of common stock held by Venture Investors Early Stage Fund III Limited Partnership, 863,400 shares of common stock held by Venture Investors Early Stage Fund II Limited Partnership, 948,640 shares of common stock held by Advantage Capital Wisconsin Partners I Limited Partnership, 62,760 shares of common stock held by Mr. Neis, 21,657 shares of common stock issuable upon the exercise of options held by Venture Investors Early Stage Fund III Limited Partnership, 9,930 shares of common stock issuable upon the exercise of options held by Advantage Capital Wisconsin Partners I Limited Partnership and 9,211 shares of common stock issuable upon the exercise of options held by Venture Investors Early Stage Fund II Limited Partnership. Venture Investors LLC is the sub-managing agent of Advantage Capital Wisconsin Partners I Limited Partnership, the general partner of Venture Investors Early Stage Fund III Limited Partnership, and the general partner of Venture Investors Founders Limited Partnership, which is the general partner of Venture Investors Early Stage Fund II Limited Partnership. The investment decisions of Venture Investors LLC are taken collectively by six managers, including Mr. Neis. Each such manager and Mr. Neis disclaim such beneficial ownership except to the extent of his pecuniary interest therein. The address of Mr. Neis is c/o Venture Investors LLC, 505 South Rosa Road, #201, Madison, Wisconsin, 53719.

(17)	Consists of 197,183 shares of common stock and 2,013 shares of common stock issuable upon the exercise of options.

(18)	Consists of 40,800 shares of common stock issuable upon the exercise of options.

(19)	Consists of 11,500 shares of common stock and 17,200 shares of common stock issuable upon the exercise of options.

Section 16(a) Beneficial Ownership Reporting Compliance

Under U.S. securities laws, directors, certain executive officers and persons holding more than 10% of our common stock must report their initial ownership of the common stock and any changes in that ownership to the SEC. The SEC has designated specific due dates for these reports and we must identify in this Proxy Statement those persons who did not file these reports when due. Based solely on our review of copies of the reports filed with the SEC and written representations of our directors and executive officers, we believe that all persons subject to reporting filed the required reports on time in fiscal year 2007, except that (i) one report on Form 4 covering one transaction was filed late on behalf of Michael J. Cudahy, (ii) two reports on Form 4 covering a total of two transactions were filed late on behalf of Cary J. Nolan, and (iii) one report on Form 4 covering one transaction was filed late on behalf of Paul J. Reckwerdt.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

Corporate Governance

We are committed to strong corporate governance and have adopted policies and practices that conform to Nasdaq listing requirements and the Exchange Act. These policies and practices include:

•	The Board of Directors has adopted corporate governance policies articulated in our Corporate Governance Guidelines, which include basic director duties and responsibilities.

•	A majority of the Board members are independent of the Company and our management.

•	All members of our key Board of Directors committees — the Audit Committee, the Compensation Committee and the Nominating and Governance Committee — are independent.

•	The Board of Directors and Board committees are authorized to retain independent advisors at their discretion.

•	The Board of Directors has also adopted an ethics code we refer to as the Comprehensive Compliance Program that is applicable to all of our employees, including our executive officers, and to our directors. We have several methods for employees to report concerns regarding ethics and financial matters, including accounting, internal controls and audit concerns. The Comprehensive Compliance Program sets forth procedures for such reporting, including anonymous submission of these matters by a hotline maintained by a third party.

•	The Board of Directors conducts an annual self-assessment of its effectiveness and the effectiveness of each of its committees.

•	The Board of Directors conducts annual reviews of individual director performance.

•	Directors are not permitted to serve on the boards of more than four additional companies, excluding philanthropic institutions. A director who is also Chief Executive Officer may only serve on the boards of two additional companies.

•	The Board of Directors encourages director continuing education through a mix of in-house and third-party presentations and programs, including programs that are certified by Institutional Shareholder Services. We pay or reimburse directors for expenses associated with attending these continuing education events.

•	The annual cycle of agenda items for Board of Director meetings reflects Board requests and changing business and legal issues. The Board of Directors receives regularly scheduled presentations from our finance department and major business units and operations. The Board’s annual agenda includes, among other items, our long-term strategic plans, periodic reports on progress against long-term strategic plans, emerging and disruptive technologies, potential acquisition or investment targets, capital projects and evaluation of our Chief Executive Officer and management succession.

•	The Board of Directors has adopted stock ownership guidelines for directors and executive officers.

Each of our principal committees has a written charter approved by the Board of Directors that clearly establishes the committee’s roles and responsibilities. A copy of the charters for the Audit Committee, the Compensation Committee, the Nominating and Governance Committee, and the Financing Committee as well as our Corporate Governance Guidelines and Comprehensive Compliance Program, can be found through the “Corporate Governance” link on the Investor Relations page at our website at www.tomotherapy.com and are available in printed hardcopy format upon written request to our Secretary at our Madison, Wisconsin headquarters. Please note that information on, or that can be accessed through, our website, other than our proxy statement, form of proxy and annual report on Form 10-K, is not part of the proxy soliciting materials, is not deemed “filed” with the SEC and is not to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Board and the Committees of the Board

The Board of Directors has determined that, as of February 29, 2008, Ms. Taylor, Messrs. Leno, McDonough, Nolan, Greisch, Neis and Dr. Perez are “independent” for purposes of the Nasdaq Global Select Market listing requirements and under our Corporate Governance Guidelines. Dr. Mackie, our Chairman of the Board, Mr. Reckwerdt, our President, and Dr. Robertson, our Chief Executive Officer, are employees and therefore not “independent.” The Board of Directors considered transactions and relationships, both direct and indirect, between each director and nominee (and his or her immediate family) and the Company and its subsidiaries and affirmatively determined that none of Ms. Taylor, Messrs. Leno, McDonough, Nolan, Greisch, Neis and Dr. Perez has any material relationship, either direct or indirect, with us other than as a director and/or shareholder, and that Drs. Mackie and Robertson and Mr. Reckwerdt have no such relationship other than as an employee and shareholder of the Company.

The Board of Directors met six times in fiscal year 2007. Five of these six Board meetings included executive sessions of the independent directors (who are also non-management directors). We have three primary standing committees of the Board of Directors: the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee. Each director attended at least 75% of the total Board of Directors and applicable standing committee meetings that were held while he or she was a director in fiscal year 2007, except for Dr. Carlos Perez. Three directors attended the 2007 Annual Shareholder Meeting. The Board of Directors recently implemented a policy encouraging directors to attend shareholder meetings.

Members of the Board are encouraged to attend director training programs. In 2007, four directors attended the 2007 Directors’ Summit offered by the University of Wisconsin School of Business.

Audit Committee.  The members of our Audit Committee are John J. McDonough, John P. Neis, and Sam R. Leno. Mr. McDonough chairs the Audit Committee and is a financial expert (as defined under Securities and Exchange Commission rules implementing Section 407 of the Sarbanes-Oxley Act of 2002). Our Audit Committee, among other duties:

•	appoints and oversees a firm to serve as independent auditor to audit our consolidated financial statements;

•	is responsible for reviewing the independence, qualifications, performance and quality control procedures of the independent auditor;

•	discusses the scope and results of the audit with the independent auditor;

•	reviews and considers the adequacy of our internal accounting controls, financial reporting processes, critical accounting policies and audit procedures;

•	pre-approves all audit and non-audit services to be performed by the independent auditor;

•	reviews our annual and quarterly financial statements with our management and independent auditor;

•	reviews and resolves any disagreements between our management and our independent auditor in connection with the preparation of our financial statements;

•	establishes procedures for the confidential, anonymous submission by our employees of concerns or complaints regarding questionable accounting or auditing matters;

•	reviews and approves all related party transactions involving us and our directors and executive officers; and

•	prepares the report that the Securities and Exchange Commission requires us to include in our annual proxy statement.

We believe that the composition of our Audit Committee meets the requirements for independence under the current Nasdaq Global Select Market and Securities and Exchange Commission rules and regulations, as Messrs. McDonough, Neis and Leno are independent directors for such purposes. The Audit Committee held eight meetings during fiscal year 2007.

Compensation Committee.  The members of our Compensation Committee are John P. Neis, Cary J. Nolan and Frances S. Taylor. Ms. Taylor currently chairs the Compensation Committee. The purpose of our Compensation

Committee is to discharge the responsibilities of our Board of Directors relating to compensation of our executive officers. Specific responsibilities of our Compensation Committee include:

•	reviewing and recommending approval of compensation of our executive officers and compensation plans in which our executive officers and directors participate;

•	reviewing and administering our stock incentive plans;

•	reviewing and making recommendations to our board with respect to incentive compensation and equity plans;

•	approving the compensation paid to our Chief Executive Officer and directors; and

•	preparing the report that the Securities and Exchange Commission requires us to include in our annual proxy statement.

We believe that the composition of our Compensation Committee meets the requirements for independence under the current Nasdaq Global Select Market and Securities and Exchange Commission rules, as Ms. Taylor and Messrs. Neis and Nolan are independent directors for such purposes. No interlocking relationship exists between our Board of Directors or Compensation Committee and the Board of Directors or Compensation Committee of any other company, nor has any interlocking relationship existed in the past. The Compensation Committee held seven meetings during fiscal year 2007.

Nominating and Governance Committee.  The members of our Nominating and Governance Committee are Cary J. Nolan, John P. Neis and Carlos A. Perez. Mr. Nolan chairs the Nominating and Governance Committee. Our Nominating and Governance Committee identifies, evaluates and recommends nominees to our Board of Directors and committees of our Board of Directors, conducts searches for appropriate directors, and evaluates the performance of our Board of Directors and of individual directors. The Nominating and Governance Committee has developed guidelines for selecting board candidates that set forth the key attributes, qualifications and experience to be considered in evaluating possible director candidates. In conducting searches for appropriate directors, the Nominating and Governance Committee accepts recommendations from other directors and officers, and shareholders. It may also use a search firm to identify and evaluate possible candidates. In 2007, the Nominating and Governance Committee used Crist & Associates for its director candidate search and evaluation process, including that used to select Mr. Griesch. The Nominating and Governance Committee is also responsible for reviewing developments in corporate governance practices, evaluating the adequacy of our corporate governance practices and reporting, reviewing compliance with our code of ethics and making recommendations to the Board of Directors concerning corporate governance matters. We believe that the composition of our Nominating and Governance Committee meets the requirements under the current Nasdaq Global Select Market rules, as Messrs. Neis and Nolan and Dr. Perez are independent for such purposes. The Nominating and Governance Committee met five times during fiscal year 2007.

Director Stock Ownership Guidelines

To align director interests with the interests of our shareholders, the Board of Directors recently adopted stock ownership guidelines for its members. As set forth in the Company’s corporate governance guidelines, within five years of joining the Board of Directors, a director is expected to own at least $100,000 of Company stock at current market value. All types of stock awards may be used to satisfy the ownership requirements. Upon the request of a director, the Nominating and Governance Committee will consider modifying the requirement in view of a director’s personal financial circumstances. As of February 29, 2008, all directors met the guidelines or were within the allowed time frame for meeting the guidelines.

Director Compensation

The following table sets forth a summary of the compensation we paid to our non-employee directors in fiscal year 2007.

	Fees
	Earned or	Option
	Paid in	Awards	All Other
Directors	Cash	(1)	Compensation	Total

T. Rockwell Mackie(2)	$—	$—	$231,298	$231,298
Paul J. Reckwerdt(3)	—	—	—	—
Frederick A. Robertson(3)	—	—	—	—
Michael J. Cudahy	35,488	—	—	35,488
Sam R. Leno	38,913	37,839	—	76,752
John J. McDonough	41,759	5,421	—	47,180
John P. Neis	48,030	—	—	48,030
Cary J. Nolan	41,419	5,421	—	46,840
Carlos A. Perez	27,488	—	—	27,488
Frances S. Taylor	38,047	37,839	—	75,886

(1)	The value of option awards granted to our executive officers has been estimated pursuant to SFAS No. 123(R) for 2007.

(2)	T. Rockwell Mackie is paid by the company as a part-time employee. His other compensation includes his salary, insurance, 401(k) and bonus that was accrued in 2007.

(3)	Paul J. Reckwerdt and Frederick A. Robertson were full-time employees in 2007, and their compensation is set forth in the preceding tables. Beginning March 1, 2008, Paul J. Reckwerdt became a part-time employee.

Beginning October 23, 2007, each of our non-employee directors will be paid a $25,000 annual retainer in four equal quarterly payments, and $2,000 for each board meeting attended.

In addition to the annual board retainer, each member of a standing board committee receives a $5,000 annual retainer ($10,000 for members of the Audit Committee) and the chairperson of each committee receives a $10,000 annual retainer ($15,000 for the chairperson of the Audit Committee). All such retainers are paid quarterly. We also reimburse each non-employee director for reasonable travel and other expenses in connection with attending meetings of the Board of Directors.

Each non-employee director appointed before October 23, 2007 received an initial grant of options to purchase 54,400 shares of our common stock upon his or her appointment to our Board of Directors, with 25% vesting immediately and 25% vesting at each of the three anniversaries of the grant date. Since October 23, 2007, our policy has been to grant to newly appointed directors, at the next Board of Directors meeting following appointment, an initial grant of options equaling approximately $120,000 in value (based on the modified form of the Black-Scholes valuation model used by Hewitt Associates), rounded up to the nearest 500 shares. Such options will vest over three years, with 25% vesting immediately upon date of grant, and 25% vesting at each of the next three anniversaries of the grant date.

Additionally, our policy is to approve annual grants of options to each non-employee director at the first Board of Directors meeting after the month end in which the anniversary of the initial grant occurs. The number of shares in these annual grants will be adjusted annually as of the last regularly scheduled Compensation Committee meeting prior to the preparation of the annual proxies. The number of shares will equal approximately $100,000 in value based on the modified Black-Scholes valuation model used by Hewitt Associates, rounded up to the nearest 500 shares. Such options will vest monthly over three years, becoming fully vested on the third anniversary of the grant date. Non-employee directors appointed or elected after October 23, 2007 receive these annual grants after their first anniversary. Non-employee directors appointed or elected prior to October 23, 2007 will begin receiving these annual grants after their initial grants become fully vested.

Each non-employee director stock option will terminate upon the earlier to occur of six years from the date of grant or three months after the director ceases to be a director, adviser, consultant or employee. The exercise price of these options will equal the closing price of our common stock on the date of grant. Additional grants to non-employee directors may also be made from time to time at the discretion of the Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Related Person Transactions

We have adopted a policy providing that all material transactions between us and our officers, directors and other affiliates must be:

•	Approved by a majority of the disinterested members of our Board of Directors; and

•	On terms no less favorable to us than those that we believe could be obtained from unaffiliated third parties.

In general, our policy is to enter into transactions with related parties on terms that, on the whole, are no more favorable and no less favorable, than those available from unaffiliated third parties. Based on our experience in the business sectors in which we operate and the terms of our transactions with unaffiliated third parties, we believe that all of the transactions described below met this policy standard at the time they occurred.

Transactions with Related Persons

In addition to the compensation arrangements with directors and the executive officers described above, the following is a description of each transaction during fiscal year 2007 and each currently proposed transaction in which:

•	we have been or are to be a participant;

•	the amount involved exceeds $120,000; and

•	any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals, had or will have a direct or indirect material interest.

Issuance of Contingent Common Stock

We and certain of our shareholders were party to an investment agreement with respect to the purchase of our former Series A preferred stock. Under the investment agreement, our founders and the holders of the former Series A preferred stock were entitled to receive an aggregate of 1,288,669 shares of common stock upon the closing of an initial public offering. In February 2007, our Board of Directors approved the issuance of these shares in full satisfaction of this right. Based on the allocation set forth in the investment agreement, the shares were issued in April 2007 as follows:

•	429,541 shares issuable to Avalon Technology, LLC;

•	214,794 shares issuable to Venture Investors Early Stage Fund II Limited Partnership;

•	322,167 shares issuable to Thomas Rockwell Mackie; and

•	322,167 shares issuable to Paul J. Reckwerdt.

Registration Rights

Certain of our shareholders have registration rights under our amended and restated investment agreement. The security holders entitled to registration rights include the following directors, officer and holders of more than five percent of our voting securities and their affiliates: Avalon Portfolio, LLC; entities affiliated with Venture Investors LLC; Paul J. Reckwerdt; and Stephen C. Hathaway. In addition, Thomas Rockwell Mackie, Ph.D. Frederick A. Robertson, M.D. and Shawn D. Guse were beneficiaries of the investment agreement in connection with the registration and sale of common stock in October 2007.

Registration Rights.  We may be required to file a registration statement in respect of shares of common stock held by our former preferred shareholders. Under our investment agreement, a majority of such shareholders may require us to register shares of common stock held by them up to two additional times, except that such shareholders may demand an unlimited number of registrations on Form S-3. In addition, under our investment agreement, holders of registrable securities are entitled to 30 days’ prior notice before we file any registration statement in the future and have the right to request that we include their shares in such registration statement.

Expenses.  We will pay all expenses in carrying out the above registrations, including the fees and expenses of one counsel to the selling shareholders. In fiscal year 2007, we paid $334,000 in legal fees and disbursements to legal counsel for such shareholders in connection with our registration of common stock.

Indemnification of Directors and Officers

Our amended and restated articles of incorporation and amended and restated bylaws in effect provide that we will indemnify each of our directors and officers to the fullest extent permitted by the Wisconsin Business Corporation Law.

OTHER MATTERS

As of the date of this proxy statement, no shareholder had advised us of the intent to present any other matters, and we are not aware of any other matters to be presented, at the meeting. Accordingly, the only items of business that our Board of Directors intends to present at the meeting are set forth in this proxy statement.

If any other matter or matters are properly brought before the meeting, the persons named as proxyholders will use their discretion to vote on the matters in accordance with their best judgment as they deem advisable.

BY ORDER OF THE BOARD OF DIRECTORS

Shawn D. Guse
Vice President, Secretary, and General Counsel

Dated: March 19, 2008

TOMOTHERAPY INCORPORATED
ANNUAL MEETING OF SHAREHOLDERS
Thursday, May 1, 2008
10:00 a.m. Central Daylight Time
Company’s Administrative Office
1212 Deming Way
Madison, WI 53717

TomoTherapy Incorporated 1240 Deming Way Madison, Wisconsin 53717	proxy

Proxy for Annual Meeting of Shareholders – May 1, 2008
This Proxy is Solicited on Behalf of the Board of Directors
The undersigned shareholder of TomoTherapy Incorporated hereby constitutes and appoints SHAWN D. GUSE and STEPHEN C. HATHAWAY, and each of them, proxies and attorneys-in-fact of the undersigned, with full power of substitution, to vote all the shares of common stock of TomoTherapy Incorporated that the undersigned is entitled to vote, at the Annual Meeting of Shareholders of TomoTherapy Incorporated to be held at the Company’s administrative office located at 1212 Deming Way, Madison, Wisconsin, 53717, on May 1, 2008, at 10:00 a.m. Central Daylight Time, and at any adjournment(s) or postponement(s) thereof.
Unless a contrary direction is indicated, this Proxy will be voted FOR the election of all nominees for director, FOR ratifying the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2008, and in accordance with the judgment of the proxyholder as to the best interests of TomoTherapy Incorporated, upon any other business as may properly come before the meeting or any adjournment or postponement thereof.
IF YOU ELECT TO VOTE BY MAIL, PLEASE FILL IN, DATE, SIGN AND MAIL
THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
See reverse side for voting instructions.

COMPANY #

There are three ways to vote your Proxy
Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
VOTE BY PHONE – TOLL FREE – 1-800-560-1965 – QUICK *** EASY *** IMMEDIATE
•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. (Central Daylight Time) on April 30, 2008.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions on the voice recording.
VOTE BY INTERNET – www.eproxy.com/tomo — QUICK *** EASY *** IMMEDIATE
•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. (Central Daylight Time) on April 30, 2008.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic Proxy.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to TomoTherapy Incorporated,
c/o Shareowner Servicessm, P.O. Box 64873, St. Paul, MN 55164-0873.
Using a black ink pen, mark your votes with an X as shown in this example: ☒. Please do not write outside the designated areas.
If you vote by Phone or Internet, please do not mail your Proxy Card
â Please detach here. â
--------------------------------------------------------------------------------------------------------------------------------------------------------
The Board of Directors Recommends a Vote FOR Items 1 and 2.

1. Election of directors:

To serve until the 2011 Annual	01 Thomas Rockwell Mackie	☐ Vote FOR all	☐ Vote WITHHELD
Meeting of Shareholders:		nominees (except as	from all nominees
	02 John J. McDonough	marked)

03 Frances S. Taylor

To serve until the 2009 Annual	04 John J. Greisch
Meeting of Shareholders:

(Instructions: To withhold authority to vote for any indicated
nominee, write the number(s) of the nominee(s) in the box
provided to the right.)

2.	To ratify the appointment of Grant Thornton LLP as the Company’s Independent Registered Public Accounting Firm for fiscal year 2008.	☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTOR OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box
Please print exactly as your name(s) appear on the Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority Corporations should provide full name of corporation and title of authorized officer signing the Proxy.